As filed with the Securities and Exchange Commission on October 10, 2006

File No: 333-135081

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOOMERANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	16-1753681
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Chesterfield Center

Suite 400

Chesterfield, Missouri 63017

(636) 536-6435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregg Eisenberg

Chairman and Chief Executive Officer

Boomerang Holdings, Inc.

400 Chesterfield Center

Suite 400

Chesterfield, Missouri 63017

(636) 536-6435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian C. Behrens, Esq. Karen M. Jordan, Esq. Sonnenschein Nath & Rosenthal LLP One Metropolitan Square, Suite 3000 St. Louis, Missouri 63102 (314) 241-1800 (314) 259-5959—Facsimile	Gregg A. Noel, Esq. Casey T. Fleck, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 900714 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.01 par value, and one warrant (2)	17,250,000	$8.00	$138,000,000.00	$14,766.00
Shares of common stock included as part of the units (2)	17,250,000	—	—	— (3)
Warrants included as part of the units (2)	17,250,000	—	—	— (3)
Shares of common stock underlying the warrants included in the units (2)(4)	17,250,000	$6.00	$103,500,000.00	$11,074.50
Representative’s unit purchase option	1	$100.00	$100.00	— (3)
Units underlying the representative’s unit purchase option (“Representative’s Units”)	750,000	$9.60	$7,200,000.00	$770.40
Shares of common stock included as part of the Representative’s Units	750,000	—	—	— (3)
Warrants included as part of the Representative’s Units	750,000	—	—	— (3)
Shares of common stock underlying the warrants included in the Representative’s Units (4)	750,000	$7.20	$5,400,000.00	$577.80
Total			$254,100,100.00	$27,188.70

(1)       Estimated solely for the purpose of calculating the registration fee.

(2)       Includes 2,250,000 units, 2,250,000 shares of common stock and 2,250,000 warrants underlying such units that may be issued on exercise of a 30-day option granted to the representative of the underwriters to cover over-allotments, if any.

(3)       No fee pursuant to Rule 457(g).

(4)       Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated October 10, 2006

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

$120,000,000

  Boomerang Holdings, Inc.

  15,000,000 Units

           Boomerang Holdings, Inc. is a blank check company recently formed for the purpose of acquiring, through a purchase, asset acquisition or other business combination, one or more operating businesses in oilfield services or related assets of the oil and gas industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

           This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

                               •    one share of our common stock; and

                               •    one warrant.

           Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                         , 2007 [one year from the effective date of the registration statement], and will expire on                         , 2010 [four years from the effective date of the registration statement], or earlier upon redemption.

           We have granted Deutsche Bank Securities Inc. a 30-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 750,000 units at $9.60 per unit, with the warrants issued as part of such units exercisable at $7.20 per share. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

           There is presently no public market for our units, common stock or warrants. We will apply for each of the units, common stock and warrants to be quoted on the American Stock Exchange under the symbols BMH.U, BMH and BMH.WS, respectively, and we anticipate that the units will trade on the American Stock Exchange promptly after the effective date of the registration statement. Each of the common stock and warrants may trade separately beginning on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.

           Investing in our securities involves risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to, the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions (1)	Proceeds, Before Expenses
Per Unit	$8.00	$0.56	$7.44
Total	$120,000,000	$8,400,000	$111,600,000

           (1)   The underwriters have agreed to defer $2,400,000 of their underwriting discount, equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

           Of the net proceeds from this offering and private placement of warrants, $116,450,000 (approximately $7.76 per unit) will be deposited into a trust account (of which $2,400,000, or approximately $0.16 per unit, is attributable to the underwriters’ discount) at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred account. Except for income taxes payable on interest income on the trust account and up to $3,500,000 of the interest earned on the trust account during the one-year period following consummation of the offering (net of taxes payable on such interest), which may be released to us to fund a portion of our working capital, all of the funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund (including any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

           We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about               , 2006.

Deutsche Bank Securities

    The date of this prospectus is               , 2006.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus:

•       references to “we,” “us,” “company” or “our company” refer to Boomerang Holdings, Inc.;

•       references to “private stockholder” or “private stockholders” refer to holders of our securities that have been privately sold prior to the consummation of this offering;

•       references to “public stockholder” or “public stockholders” refer to holders of our securities that have been sold in this offering and includes any of our private stockholders, only to the extent that such private stockholders are holders of any securities purchased either in this offering or afterwards;

•       references to “business combination” mean our initial acquisition of one or more assets or operating businesses having a fair market value equal to or at least 80% of the Company’s net assets (excluding the amount in the trust account representing the underwriter’s deferred discount) at the time of such acquisition, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 20% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition.

•       unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option;

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

OUR BUSINESS

We are a blank check company organized under the laws of the State of Delaware on March 1, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses engaged in the oil and gas industry, and in particular, the oilfield services sector. Our search for potential targets will be worldwide and will not be limited to U.S. companies. We do not currently have any specific operating businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering.

We believe the projected demand for energy in the global economy in the coming years presents attractive opportunities for consolidation and growth in the oil and gas industry, and in particular the oilfield services sector. The primary services and products of the oil and gas industry and oilfield services sector relate to the exploration for oil and gas, drilling and completion, and construction of oil and gas wells. In addition, related companies provide products and services used for producing, processing, servicing, marketing and delivering of oil and natural gas.

Certain segments of the oil and gas industry and oilfield services sector possess attributes that could produce attractive investment returns, either via a significant organic growth profile or consolidation opportunities in highly fragmented markets. We believe our management team and board of directors have the industry knowledge and relationships to source and execute acquisitions. Our executive officers and directors have extensive experience as managers, principals or directors of oil and gas industry and oilfield services sector participants.

Our targeted businesses may include one or more companies that are engaged in:

•       Manufacturing, selling and distributing oilfield services and products. This includes companies that manufacture, sell and distribute products and perform services that are used in the drilling and completion of new oil and gas wells and the maintenance of existing wells, such as drilling fluids, drill bits, drilling systems, formation evaluation, flow control equipment, steel pipe, tubing and tubular products, subsurface safety valves, etc.; provided, however, that pursuant to an Agreement and General Release (the “Non-Competition Agreement”) with his former employer, Maverick Tube Corporation (“Maverick”), through December 31, 2007, the Chairman of the Board and Chief Executive Officer, Gregg Eisenberg, will be restricted from engaging in the OCTG (oil country tubular goods), HSS (hollow structural sections or structural tubing), conduit, line pipe or coil tubing businesses within the United States and Canada. See also “Risk Factors” for details concerning Mr. Eisenberg’s confidentiality and non-hire/non-solicitation covenants under the Non-Competition Agreement. Accordingly, if we enter these restricted fields, we must do so outside of the United States and Canada. We believe that the tremendous growth in drilling, as evidenced by the 17.6% compound annual growth rate in U.S. rig count from April 2003 through April 2006, as reported by Baker Hughes on its website (http://www.bakerhughes.com/investor/rig/index.htm), has increased the operating levels in many companies to near capacity and, as a result, pricing and overall margins have also increased. Further, we believe there will be opportunities to expand product offerings and lower operating costs of such companies.

•       Subcontracted heat treating and finishing operating products. This includes, among others, heat treating operations and tool shops that are subcontractors to suppliers of oil and gas related equipment and services. The growth in drilling activities has caused the demand for and the prices for such products and services to increase, and we believe that this offers opportunities to expand product offerings and to lower costs.

We may also pursue businesses that are engaged in:

•       Trading and importing of steel products. This includes companies that act as traders or distributors of imported steel products used in manufacturing of energy and non-energy related steel products outside of the United States and Canada during the period of Mr. Eisenberg’s Non-Competition Agreement, which expires on December 31, 2007. We believe that acquiring a company engaged in this business would enable us to capture and expand a price discrepancy between domestic and foreign prices. We also believe that we would be able to expand product offerings of such companies, improving cash flow and margins.

•       Oil and gas exploration. This includes companies engaged in the exploration for new oil and gas wells, as well as drilling and completion activities in mature fields.

In focusing our efforts on identifying a prospective target business, we expect to draw upon and leverage the following strengths of our management team and board:

•       Our management has an extensive knowledge of the oil and gas industry as well as a network of contacts and relationships within the industry; and

•               Our board of directors is comprised of persons who hold leadership positions in companies and will provide business contacts and mergers and acquisitions and industry expertise.

We have reached an agreement with each of our officers and directors that we will not consummate a business combination with an entity that is a portfolio company of, has received a financial investment from investment funds or is otherwise affiliated with any of our existing officers, directors and private stockholders.

While we may seek to effect business combinations with more than one target, our initial business combination must be with a target whose fair market value is at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. Consequently, it is possible that we will have the ability to effect only a single business combination. However, we have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of additional indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of out net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising agreement and have no current intention of doing so.

Other than a $7,500 per month administrative fee payable to Cardinal Steel Investors L.L.C. (“Cardinal Steel Investors”), a company wholly owned by Gregg Eisenberg, none of our officers, directors, or special advisors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

Our executive offices are located at 400 Chesterfield Center, Suite 400, Chesterfield, Missouri 63017 and our telephone number is (636) 536-6435.

THE OFFERING

Securities offered	15,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the effective date of the registration statement. Each of the common stock and warrants, without any securityholder having to take any action, may trade separately from and after the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the common stock and warrants trade separately until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, with the Securities and Exchange Commission, or SEC, including an audited balance sheet promptly following the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option only if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in a Form 8-K, or amendment thereto, information indicating if Deutsche Bank Securities Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:
Number outstanding before this offering	3,750,000 shares
Number to be outstanding after this offering	18,750,000 shares

Warrants:
Number outstanding before this offering and the private placement	687,500 warrants (1)
Number to be outstanding after this offering and the private placement	18,750,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00

The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target acquisition, and
• [ ], 2007 [one year from the effective date of the registration statement].
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the effective date of the registration statement] or earlier upon redemption.
Redemption	We may redeem the outstanding warrants (2):
• in whole and not in part,
• at a price of $0.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•  if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

• if the warrants and the shares of common stock underlying the warrants are covered by a registration statement that is effective under the Securities Act and a current prospectus.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

(1)             687,500 warrants, at $0.80 per warrant, were purchased by Gregg Eisenberg prior to August 14, 2006. Mr. Eisenberg and the company’s other officers and directors have committed to purchase 3,062,500 additional warrants at $0.80 per warrant in a private placement prior to the consummation of this offering.

(2)             Including the warrants underlying the underwriter’s purchase option described below.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

Securities sold and to be sold to management and directors	We have privately sold 3,750,000 shares of our common stock, par value $0.01, to our officers and directors at a price of $0.01 per share for an aggregate of $37,500.

We have privately sold 687,500 warrants, at a price of $0.80 per warrant for an aggregate of $550,000. Immediately prior to the consummation of this offering, we will sell an additional 3,062,500 warrants at a price of $0.80 per warrant for an aggregate of $2,450,000, and when combined with the warrants already sold, total an aggregate of $3,000,000. Of the proceeds we receive from the sale of these warrants, $2,450,000 will be placed in the trust account upon the consummation of this offering. We will use the remainder of the proceeds ($550,000) to cover the expenses of this offering. The privately placed warrants will be identical to the warrants offered by this prospectus except that they cannot be sold or transferred until 90 days after the consummation of a business combination.

Prior to the consummation of this offering, each holder of privately placed common stock and warrants will waive his right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock owned by him immediately before this offering and the shares of common stock underlying the warrants.

Proposed AMEX symbols for our:	Units BMH.U Common stock BMH Warrants BMH.WS

Offering proceeds to be held in trust

Of the proceeds of this offering, $114,000,000 (approximately $7.60 per unit), including the underwriters’ deferred discount of $2,400,000 (approximately $0.16 per unit), plus $2,450,000 (approximately $0.16 per unit), from the proceeds of a private placement of warrants for an aggregate of $116,450,000 (approximately $7.76 per unit), will be placed in a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ deferred discount and the placement of such deferred discount and the proceeds from the private placement of warrants in a trust account is a benefit to our public stockholders because more money is set aside for possible distribution to the investors if a liquidation of our company occurs prior to the consummation of a business combination. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation, except there can be released to us from the trust account (i) interest earned on the trust account to pay income taxes on such interest and (ii) up to $3,500,000 of the interest earned on the trust account during the one-year period following consummation of the offering (net of taxes payable on such interest) to fund a portion of our working capital. Therefore, except with respect to such interest, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The underwriters have agreed to defer $2,400,000 of their underwriting discount, equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination

We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our business combination, our private stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired following this offering in any manner as they may determine in their sole discretion. As a result, a private stockholder who acquires shares after this offering, and is therefore a public stockholder with respect to such shares of common stock, may vote against the proposed business combination with respect to such shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. Because the initial per share conversion price of approximately $7.60 per share is less than the $8.00 per unit price in this offering, and may be lower than the market price of the common stock on date of conversion, there may be a disincentive for public stockholders to exercise their conversion rights. A private stockholder may not have the same disincentive with respect to shares acquired in this offering or afterwards since his or her average price per share will likely be significantly lower than the conversion price of $7.60 per share. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights described below and vote against the business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

We will not enter into a business combination with any of our private stockholders, officers or directors, or any of their affiliates.

Conversion rights for stockholders voting to reject a business combination

If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, inclusive of any interest, net of (1) income taxes payable on the interest income on the trust account, (2) up to $3,500,000 of the interest income earned during the one-year period following consummation of the offering on the trust account (net of taxes payable on such interest), that has been released to us to fund a portion of our working capital, and (3) the deferred underwriting discount. The underwriter will not be entitled to exercise such conversion rights with respect to any shares acquired through the exercise of its purchase option described below. Our private stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Dissolution and liquidation if no business combination

If we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period), in accordance with our amended and restated certificate of incorporation, as amended, (a) our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) our board of directors will be required to adopt, not later than 15 days after the expiration of such period, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible.

Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission and thereafter forward the proxy statement and notice of meeting to our stockholders no less than 10 nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their pro rata share of our trust account, including any interest not released to us, net of taxes, and they also will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. Holders of our common stock sold in this offering may receive less than their pro rata share of our trust account if and to the extent that creditors that have claims that cannot be satisfied by our remaining assets not held in trust reach into the trust account for settlement of their claims. In addition, such holders may be held liable for claims by creditors against us to the extent of distributions received by them in dissolution. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer, however, has agreed that, if we liquidate prior to a business combination, he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target acquisitions or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or who have executed waivers that are held to be invalid or unenforceable.

Our private stockholders have agreed to vote the shares beneficially owned by them in favor of our dissolution in the event we are unable to timely complete a business combination. Our private stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to $2,400,000, or $2,760,000 if the over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve prior to the completion of a business combination. We will only pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account, which includes any proceeds remaining from the private placement of our common stock, any unused portion of the $550,000 budgeted to cover the expenses of this offering and any interest earned on the trust account that has been released to us. Gregg Eisenberg has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside of the trust account are insufficient to pay those costs.

Escrow of private stockholders’ shares

On the effective date of the registration statement, all of our private stockholders will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), all of these shares will not be transferable until [     ], 2009 [three years from the effective date of the registration statement], except with respect to 363,000 of Mr. Eisenberg’s shares which will not be transferable until 90 days following the consummation of an initial business combination, at which time such shares will be released from escrow.

Underwriter’s purchase option

We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 750,000 units at $9.60 per unit, with the warrants issued as part of such units exercisable at $7.20 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option may be exercised on a cashless basis, such that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will relinquish a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis and the exercise price, if any, with respect to the warrants will be paid directly to us. The option and the 750,000 units, the 750,000 shares of common stock and the 750,000 warrants underlying such units, and the 750,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

RISKS

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus. Some of our other risks include the following:

•       We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

•       We have a very limited amount of available cash and working capital. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•       If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in trust may not be returned to you for as long as two years.

•       If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

•       If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.76 per share held in trust.

•       Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, certain of who will not be employees of ours and others who may not continue with us following a business combination.

•       Our officers, directors and their affiliates currently are, and may in the future become, affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•       Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic and competitive developments.

•  If we effect a business combination with a company with operations in a foreign country, certain risk related to foreign business operations, such as foreign currency fluctuations, foreign government regulations, withholding and other taxes, and social and political instabilities, could adversely affect our ability to achieve our business objectives.

•       Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

SUMMARY FINANCIAL DATA
(In thousands, except per share data)

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	August 14, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$208,429	$116,403,301
Total assets	564,616	116,403,301
Total liabilities	61,315	—
Value of common stock which may be converted to cash (approximately $7.60 per share)	—	22,799,992
Stockholders’ equity	503,301	93,603,309

The “as adjusted” information gives effect to the sale of the units sold in this offering, as well as the private placements of warrants and common stock (other than pursuant to the underwriters’ over-allotment options) including the application of the gross proceeds.

The actual working capital excludes $294,872 of costs related to this offering which were incurred prior to August 14, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The as adjusted working capital and total assets amounts include the $116,450,000 to be held in the trust account, $114,050,000 of which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. This amount also includes the $2,400,000 to be held in the trust account ($2,760,000 if the underwriters’ over-allotment option is exercised) representing the underwriters’ deferred discount and $2,450,000 of the proceeds from the private placement of warrants. If a business combination is not so consummated, our board of directors shall adopt a resolution, not later than 15 days after the expiration of such time period, finding our dissolution advisable and will provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. Our private stockholders have agreed to vote in favor of such dissolution. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and upon adoption of a plan of dissolution, the proceeds then held in the trust account (including the $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions), net of income taxes payable on interest earned on the trust account and up to $3,500,000 of the interest earned on the trust account during the one-year period following the consummation of this offering (net of taxes payable on such interest), that has been released to us to fund a portion of our working capital, will be distributed as soon as practicable solely to our public stockholders. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our private stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the shares of common stock owned by them immediately prior to this offering.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 19.99% of the 15,000,000 shares sold in this offering, or 2,999,999 shares of common stock, at an initial per-share conversion price of approximately $7.60, without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

•       the amount in the trust account, including any interest thereon, net of any taxes payable on such interest and any interest up to $3,500,000 that has been released to us to fund a portion of our working capital, and excluding the amount held in the trust account representing a portion of the underwriters’ discount, as of two business days prior to the proposed consummation of the business combination,

•       divided by the number of shares of common stock sold in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Subject to our initial objective of acquiring a business in the oilfield services or related assets in of the oil and gas industry, we have not yet selected a target business with which to complete a business combination. As a result, we are unable to ascertain the merits or risks of the business in which we may ultimately operate. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

We have no present revenue and will not generate any revenue (other than interest income from the trust account) until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if certain extension criteria described in this prospectus have been satisfied). If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses paid in this offering. Furthermore, there will be no distribution from the trust account with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.” You will not be entitled to protections normally afforded to investors of blank check companies.

If we do not timely consummate a business combination, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our outstanding stock in accordance with Delaware law. Without this stockholder approval, we will not be able to dissolve and liquidate and we will not distribute funds from our trust account to holders of our common stock sold in this offering.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period), our amended and restated certificate of incorporation, as amended, (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors’ recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution.

In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

Upon distribution of the trust account, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims may be brought against the company, a 90-day period during which the company may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, we will seek stockholder approval to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. We are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on the facts known to us at such time, of all existing claims, all pending claims and all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders, both of which would reduce the amount of funds held in trust to be distributed to public stockholders in the event of liquidation. We cannot assure you that we will properly assess all claims that may be potentially brought against us. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock sold in this offering may extend beyond the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

If the interest income from the trust account is insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us from the interest income from the trust account during the first 12 months will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Although up to $3.5 million of the interest earned on the trust account may be released to us to fund a portion of our working capital, we cannot assure you that there will be sufficient interest income from the trust account during the first 12 months, net of taxes payable, to amount to $3.5 million. In addition, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check”

company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC promptly following consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.76 per share held in trust.

Our placing of funds in trust may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or make reasonable provision to pay all claims and obligations of the company, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than approximately $7.76 (of which approximately $0.16 per share is attributable to the deferred underwriters’ discount), plus interest accrued (net of that portion of the earned interest previously released to us), due to such claims, or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer, has agreed that he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target acquisitions or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or who have executed waivers that are held to be invalid or unenforceable. However, we cannot assure you that he will be able to satisfy those obligations.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 60,000,000 shares of common stock, par value $0.01 per share, and 5,000 shares of preferred stock, par value $0.01 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 21,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to Deutsche Bank Securities Inc., the representative of the underwriters) and the 5,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•       may significantly reduce the equity interest of investors in this offering;

•       may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•       will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•       may adversely affect prevailing market prices for our common stock.

Our ability to successfully effect a business combination and to be successful thereafter will be largely dependent upon the efforts of Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer.

Our ability to successfully effect a business combination is largely dependent upon the efforts of Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer. We have not entered into employment or consultant agreement with Mr. Eisenberg, nor have we obtained “key man” life insurance on his life. The loss of Mr. Eisenberg’s services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Mr. Eisenberg’s Non-Competition Agreement with his former employer will preclude us from seeking a business combination with any business in the United States and Canada engaged in the manufacture and sale of steel tubing for 15 months after the date of this offering.

Through December 31, 2007, Mr. Eisenberg (and, therefore the company) will be restricted from purchasing or investing in, financing, controlling, operating or managing a business that is engaged in the manufacture, coating, distribution, marketing or sale of OCTG (oil country tubular goods that are used in completing newly-drilled oil and gas wells), HSS (hollow structural sections or structural tubing used for construction, agricultural and transportation uses), conduit, line pipe or coil tubing markets within the United States and Canada. Mr. Eisenberg’s Non-Competition Agreement does not preclude any business activities outside of United States and Canada. As a result of relying on Mr. Eisenberg, whose experience is primarily in the United States and Canada, if we enter these fields, we must do so in areas outside of the United States and Canada. Through December 31, 2007, and at all times thereafter, Mr. Eisenberg is also prohibited from disclosing confidential information of Maverick to any third parties or using such confidential information for his own benefit or that of any third parties. In addition, through December 31, 2007, Mr. Eisenberg is prohibited from directly or indirectly soliciting, taking away or attempting to take away the trade or patronage of any customer, supplier, licensee or business relationship of Maverick, and from soliciting the services of, or otherwise interfering with the employment or business relationship of, or attempting to hire an employee or agent of Maverick.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our officers and directors are not obligated to devote any specific number of hours to our affairs. If an officer or director is required to devote more substantial amounts of time to his or her other businesses and affairs, it could limit his or her ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with additional entities, including other “blank check” companies. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any of these conflicts will be resolved in our favor.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our founding officers in the target business cannot presently be fully ascertained. While it is possible that one or more of our founding officers will remain in senior management following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our founding officers and certain of our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our founding officers would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If, as a condition to a potential business combination, our founding officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain of our founding officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

The 3,750,000 shares of common stock owned by our officers and directors will not participate in liquidation distributions, and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Our officers and directors own, in the aggregate, 3,750,000 shares of our common stock and will own 3,750,000 warrants immediately prior to this offering, but have waived their right to receive distributions (other than with respect to units they purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation prior to a business combination. The shares and warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•       make a special written suitability determination for the purchaser;

•       receive the purchaser’s written agreement to the transaction prior to sale;

•       provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•       obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $114,000,000, which, along with $2,450,000 of the proceeds from the private placement of warrants (an aggregate of $116,450,000), will be held in trust and may be used by us to complete a business combination. Our business combination must be with a business having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is probable that we will have the ability to complete only a single business combination. We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•       result in our dependency upon the performance of a single or small number of operating businesses;

•       result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•       subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our private stockholders with respect to any shares they owned prior to the completion of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination during the prescribed time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and operating businesses competing for the types of businesses that we intended to primarily focus on. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies in the oil and gas industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Based upon publicly available information, we have identified approximately 67 blank check companies that have gone public since August 2003. Of these companies, only nine have actually completed a business combination, while 20 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Of the 67 blank check companies that have gone public since August 2003, five have been in the energy sector. To date, only one of the five energy sector blank check companies has completed an acquisition and only one other has announced, but not yet completed, an acquisition. Accordingly, there are approximately 58 blank check companies with approximately $3.9 billion in trust and potentially an additional 48 blank check companies with approximately $4.3 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations. Furthermore, the fact that only nine of such companies have completed business combinations and only 20 other of such companies have entered into definitive agreements for business combinations may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to liquidate.

We will depend on interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with working capital that we may need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have up to $3,500,000 of the interest income earned on the trust account during the one-year period following consummation of the offering, net of income taxes on that interest, released to us from the trust account for such purposes, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our private stockholders, including certain of our directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our private stockholders will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming there are no other purchases of units in this offering). In connection with the stockholder vote required for a business combination, all of our private stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any common stock acquired by private stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. These private stockholders will have the same rights as other public stockholders, with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

Our staggered board may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Our private stockholders paid an aggregate of $37,500, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our private stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 26% or $2.06 per share (the difference between the pro forma net tangible book value per share of $5.94, and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 15,000,000 shares of common stock as part of the units and have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 750,000 units. In addition, we have also agreed to issue up to 2,250,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to the underwriters is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Therefore, our warrants and this option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and this option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

An effective registration statement or a current prospectus may not be in place when an investor desires to exercise warrants thus precluding such investor from being able to exercise his, her or its warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock underlying the warrants unless, at the time a holder seeks to exercise, we have registered with the SEC the shares of common stock issuable upon exercise of the warrants, a prospectus relating to such common stock is current and such common stock  has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to net cash settle the exercise of the warrants under any circumstances.  If the common stock issuable upon the exercise of the warrants is not registered with the SEC, the prospectus relating to the common stock is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. Consequently, the warrants may expire unexercised or unredeemed.

If our private stockholders exercise their registration rights, and/or if Deutsche Bank Securities Inc. elects to exercise its unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

Our private stockholders are entitled to make a demand that we use our best efforts to register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our private stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,750,000 shares of common stock eligible for trading in the public market. In addition, we have agreed to sell to Deutsche Bank Securities Inc. a unit purchase option to purchase up to a total of 750,000 units identical to those units offered by this prospectus, except that the warrants issued as part of the unit purchase option will be exercisable at $7.20 per share. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 1,500,000 shares of our common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights and the purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights and the purchase option may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.

We may be deemed to be an investment company, as defined under Section 3(a)(1)(A) and (C) of the Investment Company Act of 1940, if, following the offering and prior to the consummation of a business combination, we are viewed as engaging in the business of investing in securities or we own investment securities having a value exceeding 40% of our total assets.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•       restrictions on the nature of our investments; and

•       restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•       registration as an investment company;

•       adoption of a specific form of corporate structure; and

•       reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

In addition, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period), our amended and restated certificate of incorporation, as amended, (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and (b) requires that, within 15 days after the expiration of the allotted time periods, our board of directors adopt a resolution finding our dissolution advisable and that it provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. If our stockholders do not approve our dissolution in a timely manner or at all, we will not be able to liquidate and distribute the trust account to holders of our common stock sold in this offering for an extended period of time or indefinitely, and, consequently, we may be deemed to be an investment company.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940 which would require additional expenses for which we have not budgeted.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors, whose collective experience in business evaluations is not significant.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•       a limited availability of market quotations for our securities;

•       a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•       a more limited amount of news and analyst coverage for our company;

•       a decreased ability to issue additional securities or obtain additional financing in the future; and

•       a decreased ability of our securityholders to sell their securities in certain states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation, as amended, and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Oil and Gas Industry

The price volatility of oil and natural gas depends on many factors that are beyond our control and such volatility could adversely affect our profitability.

Oil and natural gas are commodities and their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile and currently oil and natural gas prices are significantly above historic levels. These markets will likely continue to be volatile in the future and current record prices for oil and natural gas may decline in the future. Prices for any future production, and the levels of this production, depend on numerous factors, including the following:

•       changes in global supply and demand for oil and natural gas;

•       actions by the Organization of Petroleum Exporting Countries, or OPEC;

•       political conditions, including embargoes, which affect other oil-producing activities;

•       levels of global oil and natural gas exploration and production activity;

•       levels of global oil and natural gas inventories;

•       weather conditions affecting energy consumption;

•       technological advances affecting energy consumption; and

•       prices and availability of alternative fuels.

Fluctuations in oil and natural gas price levels may reduce demand for our services and adversely affect our operating results.

Historically, oil and natural gas prices have been volatile and are likely to continue to be volatile. For example, the reported Henry Hub natural gas spot price has recently ranged from $3.99 per mcf on October 31, 2003 to $15.39 per mcf on December 13, 2005. Similarly, the reported West Texas Intermediate (“WTI”) Cushing crude oil spot price has recently ranged from $26.93 per bbl on September 23, 2003 to $74.61 per bbl on May 2, 2006. During the year ended December 31, 2005, natural gas and oil prices have been at historically high levels and prices may not remain at these levels. High volatility, combined with recent high prices, have caused natural gas and oil companies and drilling contractors to change their strategies and expenditure levels. We, as a supplier to this industry, may experience significant fluctuations in operating results based on these changes. In addition, a reduction in commodity price levels or industry budgets could reduce demand for our services and adversely affect our business.

Oil or natural gas prices could be impacted by worldwide factors and may reduce our revenues, operating results and future rate of growth.

The operations of one or more of our target businesses can be affected by changing economic, regulatory, and political environments in the countries in which we may conduct operations, including the United States.  Our revenues, operating results and future rate of growth are highly dependent on the prices paid for oil, natural gas and refined products. Historically, the markets for oil, natural gas and refined products have been volatile and may continue to be volatile as a result of factors beyond our control. These factors include:

•  worldwide and domestic supplies of and demand for oil and natural gas;

•  the ability of the members of the OPEC to agree to adopt and maintain price and production controls;

•  political instability or armed conflict in oil-producing regions; and

•  domestic and foreign governmental regulations and taxes.

The long-term effects of these and other conditions on the prices of oil and natural gas are uncertain. Fluctuations in oil and gas prices could require us to either increase or reduce our capital expenditures to stay competitive.

The oil and gas services industry is highly competitive, and the inability to successfully compete could have a material adverse effect on our revenues.

Competition among companies in the oil and gas services industry historically has been, and will continue to be, intense. Competitive factors have in recent years included price, financial resources, personnel, equipment availability, technological expertise and reputation for quality and dependability. The inability to compete successfully in these areas could have a material adverse effect on business operations. Revenues and earnings may be affected by the following factors:

•       changes in competitive prices;

•       fluctuations in the level of activity and major markets;

•       general economic conditions; and

•       governmental regulation.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could substantially increase costs and reduce our profitability.

Oil and natural gas exploration is subject to numerous risks, including the risk that drilling will not result in any commercially viable oil or natural gas reserves.

The total cost of drilling, completing and operating wells will be uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

•       delays imposed by or resulting from compliance with regulatory requirements;

•       pressure or irregularities in geological formations;

•       shortages of or delays in obtaining equipment and qualified personnel;

•       equipment failures or accidents;

•       adverse weather conditions;

•       reductions in oil and natural gas prices;

•       land title problems; and

•       limitations in the market for oil and natural gas.

Market conditions or operational impediments may hinder access to oil and natural gas markets or delay production, which could adversely affect our operating results.

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder access to oil and natural gas markets or delay production. The availability of a ready market for future oil and natural gas production will depend on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities.

The oil and natural gas industry is subject to complex laws that can affect the cost, manner and feasibility of doing business thereby increasing our costs and reducing our profitability.

Development, production and sale of oil and natural gas are subject to laws and regulations. Matters subject to regulation include:

•       discharge permits for drilling operations

•       drilling bonds;

•       reports concerning operations;

•       spacing of wells;

•       unitization and pooling of properties; and

•       taxation.

Failure to comply with these laws may also result in the suspension or termination of operations and liabilities under administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase the costs of doing business.

The high cost or unavailability of materials, equipment, supplies and personnel could adversely affect our ability to execute our operations on a timely basis, which could adversely affect our operating results.

It is likely that many if not all of our target businesses will be dependent on having sufficient raw materials, component parts and manufacturing capacity available to meet their manufacturing plans at a reasonable cost while minimizing inventories. Our ability to effectively manage any such manufacturing operations and meet these goals can have an impact on our prospective business, including our ability to control costs and avoid shortages of raw materials and component parts. Raw materials availability and cost are a particular concern.

People are a key resource to developing, manufacturing and delivering products and services to customers. As a new company, it may be difficult for us to recruit, train and retain a highly skilled workforce. The difficulty could affect our ability to attract and retain business. Rapid growth presents potential lack of available qualified labor and increases the potential cost of such labor. Labor-related actions, including strikes, slowdowns and facility occupations can also have a negative impact on a business.

We may incur significant costs in complying with environmental laws and regulations and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The oil and natural gas industry is significantly affected by stringent and complex federal, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to environmental protection. As part of our business, we may handle, transport, and dispose of a variety of fluids and substances used or produced by our customers in connection with their natural gas and oil exploration and production activities. We may also generate and dispose of hazardous waste. The generation, handling, transportation, and disposal of these fluids, substances, and waste are regulated by a number of laws, including the Resource Recovery and Conservation Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, and analogous state laws. Failure to properly handle, transport, or dispose of these materials or otherwise conduct our operations in accordance with these and other environmental laws could expose us to liability for governmental penalties, cleanup costs associated with releases of such materials, damages to natural resources, and other damages, as well as potentially impair our ability to conduct our operations. We could be exposed to liability for cleanup costs, natural resource damages under these and other environmental laws and other damages as a result of our conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. Environmental laws and regulations have changed in the past, and they are likely to change in the future. If existing regulatory requirements or enforcement policies change, we may be required to make significant unanticipated capital and operating expenditures.

Any failure by us to comply with applicable environmental laws and regulations may result in governmental authorities taking actions against our business that could adversely impact our operations and financial condition, including the:

•       issuance of administrative, civil and criminal penalties;

•       denial or revocation of permits or other authorizations;

•       imposition of limitations on our operations; and

•       performance of site investigatory, remedial or other corrective actions.

Losses and liabilities arising from uninsured or underinsured events could have a material adverse effect on our production revenues.

Oil and natural gas exploration operations are subject to risk. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect production revenues. The operating risks associated with drilling for and producing oil and natural gas, include the possibility of:

•       environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;

•       abnormally pressured formations;

•       mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

•       fires and explosions;

•       personal injuries and death; and

•       natural disasters.

Technological advancements in current equipment could require us to make significant unplanned capital expenditures to maintain our competitive position, thereby negatively impacting our profitability.

Oil and natural gas service companies compete in providing products and services in a capital intensive business. The development of certain equipment has been characterized by rapid technological advancements in recent years, and this trend may continue. Manufacturers may develop new systems that have competitive advantages over systems now in use that could render current equipment obsolete or require companies to make significant unplanned capital expenditures to maintain competitive position.

Risks Related to Foreign Business Operations

Foreign currency fluctuations could adversely affect our ability to achieve our business objective.

Because our business objectives contemplate acquiring one or more businesses with operations in a foreign country, changes in the U.S. dollar exchange rates may affect our ability to achieve such an objective.  U.S. dollar and foreign currency exchange rates may fluctuate substantially in the future.  If the U.S. dollar declines in value against a foreign country’s currency, any business combination involving an entity in that foreign country will be more expensive and therefore more difficult to complete.

Certain sectors of the foreign economies are subject to government regulations that limit foreign ownership, which may adversely affect our ability to achieve certain of our business objectives which may include acquiring one or more businesses with operations in foreign countries.

Certain governments prohibit investments in certain business sectors. We intend to avoid sectors in which foreign investment is disallowed.  This could limit the possible number of target businesses that are available for investment.  Certain foreign governments also regulate investments in other business sectors by periodically reviewing and adjusting the permissible amount of foreign ownership.  The management team will evaluate the risk associated with investments in sectors in which ownership is restricted.  However, there can be no guarantee that management will be correct in its assessment of political and policy risk associated with investments in general and in particular in sectors that are regulated by such governments.  Any changes in policy could have an adverse impact on our ability to achieve certain of our business objectives which may include acquiring one or more businesses with operations in foreign countries.

If the relevant foreign authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•    levying fines;

•    revoking our business and other licenses; and

•    requiring that we restructure our ownership or operations.

Returns on investment in foreign companies may be decreased by withholding and other taxes.

Our investments in businesses with operations in foreign countries may incur tax risk unique to investment in such countries.  Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to tax in certain foreign countries.  Any withholding taxes paid by us on income from our investments in businesses operating in foreign countries may or may not be creditable on our income tax returns.

We intend to avail ourselves of any available income tax treaties with foreign countries to seek to minimize any withholding tax or local tax otherwise imposed.  However, there is no assurance that the tax authorities in such countries will recognize application of such treaties to achieve a minimization of foreign taxes.  If appropriate, we may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

Some foreign countries have different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.

Companies in foreign countries are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination.  In particular, the assets and profits appearing on the financial statements of companies in some foreign countries may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. Generally Accepted Accounting Principles, or

GAAP.  There is substantially less publicly available information about foreign companies than exists for United States companies.  Moreover, companies in some foreign countries are not subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the timely disclosure of information.

Foreign exchange fluctuations could lower our results of operations because we may earn revenues denominated in several different currencies.

To the extent that we establish operations in countries other than the United States, our contracts with clients in such countries may provide for us to be paid in the respective currencies of such countries.  As a result, appreciation or depreciation in the value of other currencies as compared to the U.S. dollar could result in material transaction or translation gains or losses which could reduce our operating results.  These negative effects from currency fluctuations could become more significant if we are successful in increasing our business operations in markets outside of the United States.

Social and political instabilities including those caused by terrorist attacks, the risk of war or international hostilities, as well as the risk of pandemic disease outbreaks could adversely impact our business.

The financial, political, economic and other uncertainties following terrorist attacks like those in the U.S., Spain and the United Kingdom, and other acts of violence or war, such as the conflict in Iraq, as well as the risk of pandemic disease outbreaks could damage the world economy and affect our and our clients’ business decisions over an extended period of time.  We believe that geopolitical uncertainties, including hostilities against the U.S., countries in Europe or any other country, or the threat of serious disease may lead to cautiousness by our clients in setting their capital spending budgets.  Furthermore, such occurrences could make business continuity and business travel more difficult, thus interfering with clients’ decision making process and our ability to sell and provide services to them.

The requirement that foreign companies provide accounting statements that are in compliance with GAAP may limit the potential number of acquisition targets.

To meet the requirements of the United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to GAAP and audited in accordance with U.S. Generally Accepted Auditing Standards, or GAAS. GAAP and GAAS compliance may limit the potential number of acquisition targets.

Investors may have difficulty enforcing judgments against our management or our target business.

If we consummate a business combination with a company located in a foreign country, it is likely that a significant portion of our assets may be located outside of the United States and some of our officers and directors may reside outside of the United States.  As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.  Moreover, we have been advised that some countries do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this Prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•       our status as a development stage company;

•       our dissolution or liquidation prior to a business combination;

•       the reduction of the proceeds held in trust due to third party claims;

•       our selection of a prospective target business or asset;

•       our issuance of our capital shares or incurrence of debt to complete a business combination;

•       our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•       our dependence on our key personnel;

•       the restriction on Mr. Eisenberg’s ability to participate in businesses engaged in certain activities in the oil and gas industry;

•       conflicts of interest of our officers and directors;

•       potential future affiliations of our officers and directors with competing businesses;

•       our ability to obtain additional financing if necessary;

•       the control by our private stockholders of a substantial interest in us;

•       our common stock becoming subject to the SEC’s penny stock rules;

•       the adverse effect the outstanding warrants and options may have on the market price of our common shares;

•       the existence of registration rights with respect to the securities owned by our private stockholders;

•       our being deemed an investment company;

•       the lack of a market for our securities;

•       market risks; and

•       regulatory risks and operational risks.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this Prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We intend to use the proceeds from this offering, in addition to the proceeds from the previous private placements of warrants to Gregg Eisenberg and the private placement of warrants to be consummated immediately prior to this offering, to fund our operating expenses prior to the completion of a business combination and to effect our business combination. We estimate that the net proceeds of this offering and the private placements of warrants, used to accomplish such purpose, will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$120,000,000	$138,000,000
Gross proceeds from private placements of warrants (1)	3,000,000	3,000,000
Total gross proceeds (2)	$123,000,000	$141,000,000
Offering expenses (3)(4)
Underwriting discount (7% of gross proceeds from units offered to the public) (5)	$8,400,000	$9,660,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	27,189	27,189
NASD registration fee	25,910	25,910
AMEX application and listing fees	70,000	70,000
Miscellaneous expenses	81,901	81,901
Total offering expenses	$8,950,000	$10,210,000
Initial Working Capital (6)	$0	$0
Net proceeds held in trust
Net proceeds from the public offering	$111,600,000	$128,340,000
Net proceeds from private placements of warrants	2,450,000	2,450,000
Deferred underwriting fees	2,400,000	2,760,000
Total net proceeds held in trust (7)	$116,450,000	$133,550,000
Percentage of public offering held in trust	97.0%	96.8%

	Amount	Percent of net proceeds not in trust and interest income earned on the trust account
Use of net proceeds not held in trust and up to $3.5 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements (8)
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination	$1,250,000	36%
Payment for office space, administrative and support services to Cardinal Steel Investors ($7,500 per month for up to two years)	$180,000	5%
Legal and accounting fees relating to SEC reporting obligations	$150,000	4%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), director and officer liability insurance premiums and reserves	$1,920,000	55%
Total	$3,500,000	100%

(1)    Includes $550,000 of proceeds from the sale of 687,500 warrants to Gregg Eisenberg that was consummated prior to the offering and is included in the historical financial statements on August 14, 2006. The proceeds will be utilized to defray the offering expenses of this offering.

(2)       Of the net proceeds of this offering, $111,600,000 or $128,340,000 if the over-allotment option is exercised in full, plus $2,450,000 from the private placement of warrants, (accordingly, an aggregate of $114,050,000 or $130,790,000, respectively) will be placed in a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $2,400,000, or $2,760,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ deferred discount will be deposited into such trust account.

(3)       The preparation of the expenses listed here is based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Due to the inherent uncertainties in these estimates, such estimates are subject to change as additional information becomes available. Accordingly, actual expenses could differ from those estimated amounts.

(4)       The estimated $550,000 of offering expenses will be paid from the $3,000,000 in total proceeds from the private placements of warrants.

(5)       The underwriters have agreed to defer a portion of their underwriting discount, equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(6)       A portion of the working capital for the company is being funded by up to $3,500,000 of the interest earned on the trust account during the one-year period following consummation of this offering.

(7)       Approximately $7.76 per unit or $7.74 per unit if the Over-Allotment Option is exercised.

(8)       Some of these expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except for a portion of the interest income released to us to pay taxes on such interest and to fund a portion of our working capital, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. If we are required to dissolve, we will pay for the costs of dissolution from our remaining assets outside the trust account. We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account, which includes any proceeds remaining from the private placement of our common stock, any unused portion of the $550,000 budgeted to cover the expenses of this offering and any interest earned on the trust account which has been released to us. Gregg Eisenberg has agreed to pay the costs of dissolution and liquidation in the event those amounts are insufficient to pay those costs. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer, has agreed that, if we liquidate prior to a business combination, he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target acquisitions, vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or who have executed waivers that are held to be invalid or unenforceable. However, we cannot assure you that he will be able to satisfy those obligations.

The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount). To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

We have agreed to pay Cardinal Steel Investors, a company that is wholly owned by Mr. Eisenberg, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. This arrangement is being agreed to by Cardinal Steel Investors for our benefit and is not intended to provide Gregg Eisenberg compensation in lieu of a salary. We believe, based on fees for similar services in the St. Louis, Missouri metropolitan area, that the fee charged by Cardinal Steel Investors is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our business combination or the distribution of the trust account to our public stockholders.

We intend to use the interest earned on the trust account and released to us for tax payments, due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation and dissolution if in the event we are unable to effect a business combination within 18 months after the consummation of this offering (or within

24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period). While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the interest income will be sufficient to cover the foregoing expenses. This arrangement is for our benefit and is not intended to provide our private stockholders or special advisors with any other compensation prior to the consummation of our initial business combination.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Interest earned on the trust account to pay any income taxes on such interest and up to $3,500,000 of the interest earned on the trust account during the one-year period following consummation of the offering (net of taxes payable on such interest) may be released to us to fund a portion of our working capital.

Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay Cardinal Steel Investors the administrative services fee described above. Other than this $7,500 per month fee, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or private stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. Such individuals will only be entitled receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. No director, officer or private stockholder will be entitled to reimbursement for any payments made by them to third parties for such third parties’ performance of due diligence. Any reimbursements will be paid from our working capital and not from the proceeds in the trust account (except to the extent interest earned on the trust account is released to us to fund a portion of our working capital).

A public stockholder (but not our private stockholders with respect to any shares of our common stock owned by them immediately before this offering) will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder (but not our private stockholders with respect to any shares of our common stock owned by them immediately before this offering) converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive a portion of the proceeds attributable to the underwriters’ deferred discount held in trust. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

DETERMINATION OF OFFERING PRICE

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

On August 14, 2006, our net tangible book value was $208,429, or approximately $0.06 per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units, an additional $2,450,000 from the private placement of warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at August 14, 2006 would have been $93,603,309 or $5.94 per share, representing an immediate increase in net tangible book value of $5.88 per share to the private stockholders and an immediate dilution of $2.06 per share or 26% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering could potentially be reduced by approximately $22,799,992 because if we effect a business combination, the conversion rights of our public stockholders, other than our private stockholders, officers and directors, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account inclusive of any interest, net of (1) any taxes payable on such interest, (2) up to $3,500,000 of interest income that has been released to us to fund a portion of our working capital and (3) the deferred underwriting discount, calculated as of two business days prior to the consummation of the proposed business combination, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$0.06
Increase attributable to new investors	$5.88
Pro forma net tangible book value after this offering		$5.94
Dilution to new investors		$2.06

The following table sets forth information with respect to our private stockholders and the new public investors:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percentage	Amount	Percentage	Share
Private stockholders	3,750,000	20.0%	$37,500	0.03%	$0.01
New public investors	15,000,000	80.0%	120,000,000	99.97%	$8.00
	18,750,000	100.0%	$120,037,500	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$208,429
Proceeds from this offering and private placement of warrants	116,450,000
Offering costs paid in advance and excluded from net tangible book value before this offering	294,872
Offering costs paid from the proceeds from private placement of warrants	(550,000)
Less: Proceeds held in trust subject to conversion to cash ($7.60 × 2,999,999 shares)	(22,799,992)
$93,603,309
Denominator:
Shares of common stock outstanding prior to this offering	3,750,000
Shares of common stock included in the units offered	15,000,000
Less: Shares subject to conversion (15,000,000 × 19.99%)	(2,999,999)
15,750,001

CAPITALIZATION

The following table sets forth our capitalization as of August 14, 2006 and our capitalization as adjusted to give effect to the sale of our units in this offering, the private placement of warrants and the application of the estimated net proceeds derived from such sales:

	Actual	As Adjusted
Total debt	$—	$—
Common Stock, $0.01 par value, 2,999,999 shares, as adjusted, subject to possible conversion (at conversion value of $7.60 per share)	$—	$22,799,992
Stockholders’ equity:
Preferred Stock, $0.01 par value, 5,000 shares authorized; none issued or outstanding	$—	$—
Common Stock, $0.01 par value, 60,000,000 shares authorized; 3,750,000 shares issued and outstanding; and 18,750,000, as adjusted	$37,500	$187,500
Additional paid-in capital(1)	$5,755,600	$98,705,608
Deficit accumulated during the development stage	$(5,289,799)	$(5,289,799)
Total stockholders’ equity	$503,301	$93,603,309
Total capitalization	$503,301	$116,403,301

(1)   The as adjusted amount includes $2,450,000 payable immediately prior to this offering from the purchase, through private placement, of warrants to our officers and directors.

If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 1, 2006 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the oil and gas industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•       May significantly reduce the equity interest of our stockholders;

•       May subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•       May cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

•       May adversely affect prevailing market prices of our common stock.

Similarly, if we issue debt securities, it could result in

•       Default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•       Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and such covenant is breached without a waiver or renegotiations of that covenant;

•       Our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•       Our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•       Our inability to pay dividends on our common stock;

•       Using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•       Limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•       Increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•       Limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•       Other disadvantages compared to our competitors who have less debt.

We have not engaged in any operations that generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

The net proceeds from the sale of the units will be $111,600,000, or $128,340,000 if the over allotment option is exercised in full. This amount represents the aggregate offering price of $120,000,000 ($138,000,000 if the over allotment option is exercised), less the underwriter’s discount of $8,400,000 ($9,660,000 if the over allotment option is exercised). This entire amount will be deposited in the trust account. Additionally, $2,400,000 or $2,760,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ deferred discount will be deposited into the trust account.

We intend to use substantially all of the funds held in the trust account, less the payment still due the underwriter for the deferred underwriting discount, to acquire a target business. The proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

Provisions of the trust fund allow for up to $3,500,000 of interest earned on the trust fund for the first 12 months to be available to the company. Interest is projected to accrue at an annual rate equal to the then current U.S. 3-month Treasury bill.

We believe that, upon consummation of this offering, these funds will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target businesses, to travel to and from offices, plants or similar locations of prospective target businesses, to select the target business to acquire and to structure, negotiate, and consummate the business combination.

We anticipate that we will incur approximately $1,250,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Cardinal Steel Investors, an affiliate of Gregg Eisenberg, our CEO, ($7,500 for 24 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,920,000 for general working capital that can be used for fairness opinions in connection with our acquisition plans, director and officer liability insurance premiums and other miscellaneous expenses and reserves. We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so.

We have agreed to issue to Deutsche Bank Securities Inc., for $100, upon consummation of this offering, as additional compensation, an option to purchase up to a total of 750,000 units. The units issuable upon exercise of this option will be identical to those sold in this offering, except that the warrants included in the option will have an exercise price of $7.20 per share (120% of the price of the warrants to be sold in this offering). The option will be exercisable by Deutsche Bank Securities Inc. at $9.60 per unit (120% of the price of the units to be sold in this offering) upon the later of the completion of a business combination with a target acquisition or the first anniversary of the effective date of this registration statement and will expire in four years from the consummation of this offering. We have determined, based on a Black-Scholes model, that the fair value of the option on the date of the sale would be approximately $1.7 million using an expected life of four years, volatility of 36.0% and a risk-free interest rate of 5.0%. The expected volatility of approximately 36.0% was estimated by management based on an evaluation of the historical volatilities of public entities in the oil and gas services sector. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

As indicated in the accompanying financial statements, at August 14, 2006, we had $269,744 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.

PROPOSED BUSINESS

Overview

We are a blank check company organized under the laws of the State of Delaware on March 1, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses engaged in the oil and gas industry, and in particular, the oilfield services sector. We do not currently have any specific operating businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering.

We believe the projected demand for energy in the global economy in the coming years presents attractive opportunities for consolidation and growth in the oil and gas industry, and in particular the oilfield services sector. The primary services and products of the oil and gas industry and oilfield services sector relate to the exploration for oil and gas, and drilling and completion, or construction of oil and gas wells. In addition, related companies also provide products and services used for producing, processing, servicing, marketing and delivering oil and natural gas.

Industry Trends

According to the International Energy Outlook 2006 (Energy Information Administration, U.S. Department of Energy), world oil use is expected to grow from 80 million barrels per day (bpd) in 2003 to 98 million bpd in 2015 and to 118 million bpd in 2030. Over the same time period, annual natural gas consumption is projected to increase from 95 trillion cubic feet (tcf) to 182 tcf. To meet these projections, the oil and gas industry will have to generate incremental productive capacity for oil and gas of 38 million bpd and 87 tcf per day, not accounting for declines in existing productive capacity.

We believe that this challenge to meet projected demand for energy in the global economy presents attractive opportunities for consolidation and growth in the oil and gas industry, and in particular, the oilfield services sector. Demand for oilfield services is a function of oil and gas companies’ willingness to expend capital to explore for, develop and produce hydrocarbons. Furthermore, current and expected levels of oil and gas prices are a primary driver of capital expenditures on hydrocarbons. Oil and natural gas prices have increased from $11.37 per barrel of West Texas Intermediate crude oil (WTI) and $1.65 per million British thermal units (MMBtu) of natural gas at Henry Hub, respectively, in February 1999, to $71.95 per barrel and $7.93 per MMBtu as of the 20th of April 2006. Corresponding to this increase in oil and gas prices, worldwide spending on upstream oilfield services and equipment, according to Spears & Associates, Inc.’s (“Spears”) Oilfield Market Report 2005, is expected to total $164 billion in 2006 compared to $74 billion in 1999 and $144 billion in 2005.

Oilfield services is influenced substantially by both operating and capital expenditures of oil and gas companies. Increased expenditures for exploration and production activities generally involve the deployment of more drilling and well servicing rigs. As such, the number of active rigs, or rig count, serves as an indicator of demand for oilfield services. According to Baker Hughes, U.S. and worldwide rig counts at April 2006 were 1,597 and 2,707, respectively, an increase of 62% and 42% from three years ago. During 2006, Spears expects U.S. rig counts to increase by 15%. Because existing oil and gas wells require ongoing spending to maintain production, expenditures related to the maintenance and production of existing wells are relatively stable and predictable compared to exploration and drilling activities.

We believe that due to high fragmentation in certain segments of the oilfield services industry, our management team and board of directors will provide both the industry knowledge and contacts to source and execute an acquisition. Our executive officers and directors have extensive experience as managers, principals, or directors of oil and gas industry and oilfield services sector participants. Our management has an extensive knowledge of the oil and gas industry and a network of contacts and relationships within the industry. The board of directors is comprised of persons who have held or currently hold prominent positions in the industry and will provide business contacts and mergers and acquisitions expertise.

Baker Hughes is an oilfield services firm with an established reputation among professionals interested in the energy sector.  Based upon its repeated use by multiple oil and gas industry analysts, we believe that the rig count prepared by Baker Hughes is widely accepted within the energy industry as a reliable indicator of drilling activity levels.  Spears provides market research-based consulting services to the petroleum equipment and service industry.  Based on over 40 years of serving all segments of the petroleum industry, we believe that Spears is a reliable source on worldwide spending on upstream oilfield services and equipment.  Although we have not independently verified market and industry data provided by Baker Hughes or Spears, we believe these sources to be widely accepted and considered reliable within the energy industry.

Target Businesses/Sectors

We intend to identify oil and gas and oilfield services companies in market segments which we believe possess attributes that could produce attractive investment returns, either via a significant potential organic growth profile or consolidation opportunities to expand profitability and cash flow. Other qualities and criteria we will look to identify in a targeted business include:

•       strong organic growth prospects, cost reduction opportunities and need for access to capital,

•       demonstrated track records of growth in revenues and cash flow,

•       highly fragmented markets with high barriers to entry, e.g. financial or technical,

•       well-developed risk management culture, and

•       management teams with significant experience operating oil and gas and/or oilfield services companies.

Our targeted businesses may include one or more companies that are engaged in:

•       Manufacturing, selling and distributing oilfield services and products.   This includes companies that manufacture, sell and distribute products and perform services that are used in the drilling and completion of new oil and gas wells and the maintenance of existing wells, such as drilling fluids, drill bits, drilling systems, formation evaluation, flow control equipment, steel pipe, tubing and tubular products, subsurface safety valves, etc.; provided, however, that pursuant to a Non-Competition Agreement with his former employer, Maverick, through December 31, 2007, the Chairman of our Board and Chief Executive Officer, Gregg Eisenberg (and, therefore the Company), will be restricted from engaging in the OCTG (oil country tubular goods), HSS (hollow structural sections or structural tubing), conduit, line pipe or coil tubing businesses within the United States and Canada. See also “Risk Factors” for details concerning Mr. Eisenberg’s confidentiality and nonhire/non-solicitation covenants under the Non-Competition Agreement. Accordingly, if we enter these restricted fields, we must do so outside of the United States and Canada. We believe that the tremendous growth in drilling, as evidenced by the

17.6% compound annual growth rate in U.S. rig count from April 2003 through April 2006, as reported by Baker Hughes on its website (http://www.bakerhughes.com/investor/rig/index.htm), has increased the operating levels in many companies to near capacity and, as a result, pricing and overall margins have also increased. Further, we believe there will be opportunities to expand product offerings and lower operating costs of such companies.

•       Subcontracted heat treating and finishing operating products.   This includes, among others, heat treating operations and tool shops that are subcontractors to suppliers of oil and gas related equipment and services. The growth in drilling activities has caused the demand for and the prices for such products and services to increase, and we believe that this offers opportunities to expand product offerings and to lower costs.

We may also pursue businesses that are engaged in:

•       Trading and importing of steel products.   This includes companies that act as traders or distributors of imported steel products used in manufacturing of energy and non-energy related steel products outside of the United States and Canada during the period of Mr. Eisenberg’s Non-Competition Agreement. We believe that acquiring a company engaged in this business would enable us to capture and expand a price discrepancy between domestic and foreign prices. We also believe that we would be able to expand product offerings of such companies, improving cash flow and margins.

•       Oil and gas exploration.   This includes companies engaged in the exploration for new oil and gas wells, as well as drilling and completion activities in mature fields.

We believe these segments offer significant organic growth and/or consolidation opportunities in highly fragmented markets with abundant potential acquisition targets. We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the oil and gas industry or oilfield services sector, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in this industry or that we will be able to engage in a business combination with a target business on favorable terms.

As we consider possible acquisitions, we will determine whether the transaction is in the best interests of our shareholders. We believe it is possible that our attractiveness as a potential buyer may increase after the consummation of an initial transaction. However, there may or may not be additional acquisition opportunities and we may or may not make future acquisitions. We believe that we would apply a similar methodology to identify and evaluate subsequent acquisition targets. To the extent we are able to identify multiple acquisition targets as the initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity to create stockholder value. The determination of which acquisition is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

Our competitive advantages

We believe our company will succeed in consummating an initial transaction with a target or targets as a result of the following:

Experience with Oil Services Companies and Assets.   Our management team is experienced in the oil and gas services sectors, including sourcing, structuring, financing, integrating, documenting and providing diligence on transactions. We believe that the experience of our management and members of our board of directors will provide us with access to a broad range of acquisition opportunities. The management team and board of directors is comprised of persons who have held or currently hold prominent positions in the industry and will provide both business contacts and mergers and acquisitions expertise. In particular, Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer, was President and CEO of Maverick from 1988 to 2004. During Mr. Eisenberg’s tenure as CEO of Maverick, Maverick’s revenue and net income compound annual growth rates were 17.5% and 27.1%, respectively, and Maverick’s equity compound growth was 34.9%. At Maverick, Mr. Eisenberg oversaw the completion of four acquisitions, two divestitures and additional constructed greenfield operations or plant relocations. Additionally, Jay Brehmer has extensive experience and expertise in mergers and acquisitions in the oil and gas industry working on a number of these transactions.

Extensive Oil and Gas, Energy Company and Capital Markets Contacts.   Our management team and Board of Directors have significant experience and contacts in the target industries specifically and in the oilfield services sectors. We believe that these contacts will provide our management team with access to acquisition and growth financing opportunities. We plan to use our contacts to identify acquisition opportunities which may not yet be available to the broader market. While we will consider and evaluate acquisitions that have been identified in the public or private markets, we believe focusing on the origination of acquisitions may create more valuable opportunities.

Attractive Market Environment.   We believe our targeted markets are highly fragmented and significant opportunity for investment exists. We believe that the oil and gas industry offers the potential to acquire businesses that are profitable and have attractive growth prospects. We believe that traditional equity capital has focused on larger companies than those we may acquire.

Effecting a Business Combination

General

We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses engaged in the oil and gas industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market.

We intend to focus our acquisitions efforts primarily in the oil and gas industry, including the oilfield services sector. We believe that our management team and board of directors have the industry knowledge and relationships to source and execute acquisitions.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers or directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable business. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in oilfield services or related assets of the oil and gas industry that we intend to target. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will any of our existing officers, directors or private stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Selection of a target acquisition and structuring of a business combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following:

•       companies with strong internal growth prospects and/or cost reduction opportunities with a need for growth capital;

•       demonstrated track records of growth in revenues and cash flow;

•       involvement in a fragmented industry providing opportunity for additional acquisitions;

•       well-developed risk management culture and willingness to expand;

•       finance or technical barriers to entry; and/or

•       experienced management groups with operating experience growing oil service companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. None of the officers or directors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

Fair market value of target acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through a first mortgage financing or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fundraising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold. Nevertheless we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

Possible lack of business diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to effect only a single business combination. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•       subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•       result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several properties or assets and those properties or assets are owned by different sellers, we may need for each of those sellers to agree that our purchase of its properties or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and historical financial statements of the business.

In connection with the vote required for any business combination, our private stockholders will have agreed prior to the consummation of this offering, pursuant to letter agreements entered into prior to this offering, to vote all of their shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by our private stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his or her shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our private stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering; they will have the right with respect to any shares of our common stock that they may acquire in connection with or following this offering. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest thereon, net of (i) any taxes payable on such interest (ii) up to $3,500,000 of interest that has been released to us to fund a portion of our working capital, and (iii) the deferred underwriting discount, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.60. Because the initial per share conversion price of approximately $7.60 per share is less than the $8.00 per unit price in this offering, and may be lower than the market price of the common stock on date of conversion, there may be a disincentive for public stockholders to exercise their conversion rights. A private stockholder may not have the same disincentive with respect to shares acquired in this offering or afterwards since his or her average price per share will likely be significantly lower than the conversion price of $7.60 per share. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within the 18-month period, our amended and restated certificate of incorporation, as amended (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors’ recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or at all. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which the corporation shall pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our board of directors intends to adopt a plan of distribution and to distribute the funds held in trust and any of our remaining assets to holders of our common stock sold in this offering as promptly as practicable following the dissolution of the Company. Until adoption of our plan of distribution and distribution of the funds held in trust, the funds will remain in trust and held by the trustee in permitted investments. This may cause us to be deemed to be an investment company. If we are then deemed to be an investment company, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940 which would require additional expenses for which we have not budgeted.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their pro rata share of the trust account (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our liquidation during our remaining existence.

Our private stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $2,400,000 (or $2,760,000 if the over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon dissolution of the Company. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the Delaware General Corporation Law, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of that stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is our intention to seek approval of our stockholders to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware General Corporation Law. We are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on the facts known to us at such time, of all existing claims, all pending claims and all claims that may be potentially brought against us within the subsequent 10 years.  Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders, both of which would reduce the amount held in trust to be distributed to public stockholders in the event of liquidation.  We cannot assure you that we will properly assess all claims that may be potentially brought against us. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.76 (of which approximately $0.16 per share is attributable to the underwriters’ discount), or $0.24 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.76, plus interest, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Gregg Eisenberg has agreed that if we liquidate prior to the consummation of a business combination, he will be liable to pay debts and obligations to target acquisitions or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, or who have executed waivers that are held to be invalid or unenforceable. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. We cannot assure you, however, that Gregg Eisenberg would be able to satisfy such obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months from the consummation of this offering, we will then liquidate the trust account and our Company. Pursuant to terms of the Investment Management Trust Agreement, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distribution is limited to the lesser of such stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with Section 280, Section 281 (b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of all existing claims, all pending claims and all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders, both of which would reduce the amount held in trust to be distributed to public stockholders in the event of liquidation.  We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, we believe the only likely claims that could arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Moreover, because we will seek to obtain the waiver letters described above, we believe the funds held in trust should be excluded from the claims of any creditors in connection with any bankruptcy proceeding. As previously stated, however, we cannot predict with certainty potential claims or lawsuits that may be brought against us, what waiver agreements, if any, that we would be able to obtain from vendors, service providers, and prospective target businesses, the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust account and the ability of Mr. Eisenberg to ensure that the proceeds held in the trust account will not be reduced by claims brought by any vendors, service providers, or prospective target businesses.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised his or her conversion rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation, as amended, sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation, as amended, provides, among other things, that:

•       upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation or as otherwise permitted in the amended and restated certificate of incorporation, as amended, except there can be released to us from the trust account (i) interest earned on the trust account to pay income taxes on such interest and (ii) up to $3,500,000 of the interest income earned during the one-year period following consummation of the offering to fund our working capital requirements;

•       prior to the consummation of a business combination, we will submit the business combination to our stockholders for approval;

•       we may consummate the business combination if approved and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•       if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•       if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus,

•       our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

•       our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•       upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•       we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to the business combination.

Our amended and restated certificate of incorporation, as amended, provides that the foregoing provisions can only be amended by resolution in favor of such amendment by our board of directors and the unanimous consent of the stockholders. Additionally, our board of directors has undertaken not to amend or modify such provisions prior to the consummation of a business combination.  We believe these provisions to be obligations to our investors. There is a possibility that a Delaware court might find that such provision is unconstitutional.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), and other blank check companies. Many of these individuals and entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target acquisition. Further, the following may not be viewed favorably by certain target acquisitions:

•       our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•       our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•       our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 400 Chesterfield Center, Suite 400, Chesterfield, Missouri 63017. The cost for this space is included in the $7,500 monthly fee that Cardinal Steel Investors, a company that is wholly owned by Mr. Eisenberg, will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the St. Louis, Missouri metropolitan area, that the fee charged by Cardinal Steel Investors is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. None of our officers, upon whom we will be dependant prior to effecting a business combination, have entered into an employment agreement with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target acquisition has been selected for the business combination and the stage of the business combination process we are in. Accordingly, once management locates a suitable target acquisition to acquire they will spend more time investigating such target acquisition and negotiating and processing the business combination (and consequently more time to our affairs) than they would prior to locating a suitable target acquisition. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$114,000,000 of the net offering proceeds will be deposited into a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $111,600,000 from the net proceeds payable to us and $2,400,000 of the proceeds attributable to the underwriters’ discount. (1)

$99,900,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $114,000,000 of net offering proceeds held in trust will only be invested in United States “government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of

The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition.

We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

(1)   This amount does not include the $2,450,000 of net proceeds from the private placement of warrants. The total proceeds held in the trust account will be $116,450,000.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the effective date of the registration statement. The common stock and warrants comprising the units, without any securityholder having to take any action, may trade separately on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange, and any securityholder may elect to trade the common stock or warrants separately or as a unit.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account, inclusive of any interest, net of (i) taxes payable on such interest, (ii) up to $3.5 million of interest that has been released to us to fund a portion of our working capital, and (iii) the deferred underwriting discount. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months from the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on funds in trust account

Up to $3.5 million of interest earned on the trust account during the one-year period following the consummation of this offering (net of taxes payable on such interest) will be released to us to fund our working capital requirements. Upon the earlier of a business combination or our liquidation, stockholders will be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital requirements, net of taxes payable on such funds held in trust.

The interest earned on proceeds held in trust (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds

Except with respect to the interest earned on the trust account previously released to us to pay income taxes on such interest and up to $3.5 million of the interest earned on the trust account during the one-year period following consummation of the offering released to us to fund a portion of our working capital, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Gregg Eisenberg	56	Chairman of the Board and Chief Executive Officer
W. Neal McAtee	42	Chief Financial Officer, Director
Michael Cullen	49	Secretary and General Counsel
Jay Brehmer	40	Director
Louis Laskis	49	Director
Charles Struckhoff	56	Director
D. Michael Wallen	51	Director

Gregg Eisenberg has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Eisenberg has substantial experience in identifying, acquiring and operating businesses in the oil and gas industry. Mr. Eisenberg has 24 years of experience in the production and sale of tubular products to the energy industry and 27 years of experience in the tubing industry in general. Mr. Eisenberg’s tenure at Maverick began when he joined Maverick as its Sales Manager in 1983, and eventually became President and CEO in 1988, and subsequently Chairman in 1994. During Mr. Eisenberg’s tenure, Maverick enjoyed significant growth and effected four acquisitions, two divestitures and additional constructed greenfield operations or plant relocations which were aimed at broadening product lines and lowering costs and became the leading producer of oilfield tubular products in North America and a substantial producer of tubular products for industrial applications. Mr. Eisenberg earned a Bachelor of Business with a specialization in finance in 1972 from Western Illinois University. Since leaving Maverick in December 2004, Mr. Eisenberg has been engaged in the steel trading business and strategic consulting.

W. Neal McAtee, CFA, has served as our Chief Financial Officer since our inception. Mr. McAtee has been a principal partner of Red Rock Partners, LLC since August 2004. Red Rock Partner’s primary focus is serving as the General Partner and asset manager for Red Rock Fund, LP, a private investment fund focused on the energy sector. From June 1988 until August 2004, Mr. McAtee was employed by Morgan Keegan and Company, Inc., a regional brokerage firm based in Memphis, TN. His most recent post was Managing Director and Senior Energy Analyst with Morgan Keegan & Co, where he followed oil service companies for Morgan Keegan from 1989 until he left the firm. As an analyst, he was recognized as a top stock picker in five of his last eight years by the Wall Street Journal’s Best on the Street survey. In addition, he was recognized by other publications, including Forbes in 2004, as a top stock picker in his industry. Mr. McActee earned a Bachelor of Arts in Economics and Mathematics from Rhodes College in 1985 and a Masters of Business Administration from the Owen Graduate School of Management at Vanderbilt University in 1988. Mr. McAtee has been a Chartered Financial Analyst (CFA) since 1992.

Michael Cullen has served as our Corporate Secretary and General Counsel since our inception. Since January 2005, Mr. Cullen has served as principal in the law firm of Cullen & Associates, concentrating in corporate representation and advisor to asset acquisition and divestiture. From May 2001 through December 2004, Mr. Cullen served as Vice President and General Counsel of Maverick. Prior to joining Maverick, Mr. Cullen was a principal with Spalding & Cullen, P.C and served as outside counsel to Maverick from December 1992 to May 2001. Mr. Cullen also served as the specially appointed representative to the Resolution Trust Corporation, with primary responsibility for overseeing divestitures, reorganizations, and sales in the State of Arizona and throughout the Southwest. Mr. Cullen holds a Juris Doctorate from St. Louis University and Bachelor of Science in Finance and Marketing from St. Louis University.

Jay Brehmer has served as a director since our inception. In 2006 Mr. Brehmer became a partner of Global Energy Gas & Power Ltd., a trading business of energy and agricultural commodities in Central and South America and serves as the Chief Operating Officer. Since 2004 Mr. Brehmer has also served as a Managing Director and is one of the co-founders of Catalina Capital Advisors (“Catalina”). Catalina is an investment advisor specializing in various financings and merger/acquisition activities in energy and energy related manufacturing and service business. Prior to forming Catalina, Mr. Brehmer became the founding partner of Southplace LLC in 2004, where he continues to provide financial advisory services to the energy and commodity related industry. Prior to forming Southplace, Mr. Brehmer was a Senior Director of Structured Transactions for Aquila Energy Capital Corporation from 1999 to 2004. Prior to joining Aquila, Mr. Brehmer founded Capital Financial Services, which provided mid-cap companies with strategic merger, acquisition and financial advisory services. Mr. Brehmer has served on the Board of Directors of Contango Oil & Gas Company since October 2000 and has served as its audit committee chairman since January 2006. Mr. Brehmer earned a Bachelor of Business Administration from Drake University in Des Moines, Iowa in 1987.

Louis Laskis has served as a director since our inception. Mr. Laskis began his career with Delaval IMO Industries, a fluid power company and a division of Trans America Corporation, as a technical inside sales representative. While employed at Delaval, Mr. Laskis studied Electro Mechanical Engineering and Fluid Power at Humber College, and has since taken several financial and management courses over the past 20 years. In 1980, Mr. Laskis became a partner in Flodraulic, which provides hydraulic systems and servicing and is headquartered in Georgetown Ontario, Canada and bases its U.S. operations in Indianapolis, Indiana. Since 1996, Mr. Laskis has been the 95% owner of Flodraulic. Flodraulic has annual sales of approximately $70 million and now employs almost 190 employees in five Canadian provinces and in eight locations across the United States. Mr. Laskis is a Canadian citizen with permanent resident status in the United States.

Charles Struckhoff has served as a director since our inception. Mr. Struckhoff has held various senior financial management positions including Vice President and Chief Financial Officer for Maverick from its start in 1978 until his retirement in 1998. Under Mr. Struckhoff’s financial leadership, Maverick successfully reorganized from chapter 11 bankruptcy, acquired an additional facility, completed its initial public offering and successfully started a greenfield structural tubing operation. Since 1998, Mr. Struckhoff has been a consultant to the welded steel pipe industry. Prior to his employment with Maverick, Mr. Struckhoff held senior financial management positions with Maritz, Inc., a corporate incentive and market research firm, and Emerson Electric Co. Mr. Struckhoff holds a Bachelor of Science in Accounting and Finance from the University of Missouri in 1971 and a Masters of Business Administration in Finance from Lindenwood University in 1986.

D. Michael Wallen has served as a director since our inception. Mr. Wallen has served as Vice President of NGAS Resources, Inc., a publicly traded oil and gas exploration and development company, since 1997 and as a Vice President of Daugherty Petroleum, Inc. (“DPI”), an operating subsidiary of NGAS Resources, Inc., between 1995 and September 2005, when he was appointed as President of DPI. For six years before joining DPI, he served as the Director of the Kentucky Division of Oil and Gas. Mr. Wallen has more than 25 years of experience as a drilling and completion engineer for various exploration and production companies. From June 2001 to January 2003, he served as President of the Kentucky Oil and Gas Association and since January 2003, has continued to serve on its Board of Directors and Executive Committee.

From May 1979 to May 1982, he also served as President of the Eastern Kentucky Section of the Society of Petroleum Engineers and from June 1989 to January 1995, he served as the Kentucky Governor’s Representative to the Interstate Oil & Gas Compact Commission. Mr. Wallen received his Bachelor of Science in Physics from Morehead State University, Morehead, Kentucky, in 1975.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

The members of our Board of Directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The respective members of such class are set forth below:

•       Class III: Gregg Eisenberg and W. Neal McAtee (terms expire 2009)

•       Class II:  D. Michael Wallen and Jay Brehmer (terms expire 2008)

•       Class I:   Charles Struckhoff and Louis Laskis (terms expire 2007)

Director Independence

Our board of directors has determined that Messrs. Wallen, Brehmer, Struckhoff and Laskis, a majority of the directors on our board, are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. By “independent director,” we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mr. Brehmer, as chairman, and Messrs. Struckhoff and Laskis, each of whom is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•       serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•       reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•       providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of independent directors, as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the

American Stock Exchange, and who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Brehmer satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Wallen, as chairman and Messrs. Brehmer and Laskis, each of whom is an independent director, as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through the acquisition of a target acquisition, pursuant to a letter agreement we will pay Cardinal Steel Investors, a company that is wholly owned by Mr. Eisenberg, a fee of $7,500 per month for providing us with administrative services. Other than the fees payable to Cardinal Steel Investors pursuant to the agreement described above, no compensation of any kind, including finder’s, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, private stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics sets forth the business and ethical principals that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•       None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•       In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•       Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•       Since our officers and directors own 3,750,000 shares of our common stock which will be released from escrow only if a business combination is successfully completed and will own 3,750,000 warrants which will expire worthless if a business combination is not consummated, they may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, certain members of our executive management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

•       Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our officers and directors from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•       Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•       the corporation could financially undertake the opportunity;

•       the opportunity is within the corporation’s line of business; and

•       it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.

As each of our officers and directors is currently involved in other business enterprises, each has certain pre-existing fiduciary obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he or she has a pre-existing fiduciary obligation to, he or she may honor his pre-existing fiduciary obligation to this entity. Accordingly, consistent with our code of ethics, he or she may not present opportunities to our company that otherwise may be attractive to such entity unless such entity has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our private stockholders have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by private stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these private stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity which is affiliated with any of our private securityholders, officers or directors or any of their affiliates.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock and warrants as of August 14, 2006 and as adjusted to reflect the private placement of 3,062,500 warrants that we will sell prior to the consummation of this offering and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•       each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•       each of our officers and directors; and

•       all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and warrants beneficially owned by them.

	Common Stock and Warrants
	Before the Offering to Public Stockholders				As Adjusted for the Public Offering
Name and Address of Beneficial Owners (1)	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants	Number of Shares (2)	Percentage of Common Stock	Number of warrants	Percentage of Warrants
Gregg Eisenberg	3,630,000	96.80%	2,912,500	77.67%	3,630,000	19.36%	2,912,500	15.53%
W. Neal McAtee	30,000	0.80%	100,000	2.67%	30,000	0.16%	100,000	0.53%
Charles Struckhoff	20,000	0.53%	62,500	1.67%	20,000	0.11%	62,500	0.33%
D. Michael Wallen	20,000	0.53%	125,000	3.33%	20,000	0.11%	125,000	0.67%
Jay Brehmer	20,000	0.53%	250,000	6.67%	20,000	0.11%	250,000	1.33%
Louis Laskis	20,000	0.53%	250,000	6.67%	20,000	0.11%	250,000	1.33%
Michael Cullen	10,000	0.27%	50,000	1.33%	10,000	0.05%	50,000	0.27%
All Directors and Officers as a Group	3,750,000	100.00%	3,750,000	100.00%	3,750,000	20.00%	3,750,000	20.00%

(1)    Unless otherwise indicated, the business address of each of the stockholders is 400 Chesterfield Center, Suite 400, Chesterfield, Missouri 63017.

(2)    Unless otherwise indicated, all ownership is direct beneficial ownership.

Immediately after this offering, directors and officers will collectively own 20% of the then issued and outstanding shares of our common stock (assuming there are no other purchases of units in this offering). None of our officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our directors and officers, they may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On the effective date of the registration statement, all of our directors and officers will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), all of those shares will not be transferable until [    ], 2009 [three years from the effective date of the registration statement], except that 363,000 of Mr. Eisenberg’s shares will not be transferable until 90 days following the consummation of an initial business combination, at which time such shares will be released from escrow.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our private stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the consummation of this offering.

Mr. Eisenberg is our “promoter” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 6, 2006, we issued to Gregg Eisenberg, our Chairman of the Board and Chief Executive Officer, 3,030,000 shares of our common stock for $30,300, at a purchase price of $0.01 per share. On April 6 and May 17, 2006, we issued to Mr. Eisenberg in two transactions a total of 687,500 warrants for $550,000, at a purchase price of $0.80 per warrant. On June 15, 2006, certain of our directors and officers and certain related parties executed subscription agreements to participate in a private placement of 720,000 shares of our common stock at a price of $0.01 per share. On August 3, 2006, this transaction was rescinded with respect to the non-director, non-officer parties. On August 4, 2006, we issued to our directors and officers 720,000 shares of our common stock for $7,200. Prior to the consummation of this offering, we will privately sell to our officers and directors 3,062,500 warrants for $2,450,000, at a purchase price of $0.80 per warrant.

The holders of the majority of these shares and warrants will be entitled to make up to two demands that we use our best efforts to register these shares, warrants and the shares of common stock underlying such warrants pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing 30 days prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The holders of the majority of these warrants can elect to exercise these registration rights at any time commencing three months prior to the date upon which they will first become eligible for resale. In addition, these warrant holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date they become eligible for resale. We will bear the expenses incurred in connection with the filing of any of these registration statements.

The payment to Cardinal Steel Investors, an affiliate of Gregg Eisenberg, of a monthly fee of $7,500 is for certain administrative services, including office space, utilities and secretarial support. Mr. Eisenberg is the President and sole owner of Cardinal Steel Investors and, as a result, will benefit from the transaction with Cardinal Steel Investors. However, this arrangement is solely for our benefit and is not intended to provide Mr. Eisenberg compensation in lieu of a salary.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. No director or officer will be entitled to reimbursement for any payments by them to third parties for such parties’ performance of due diligence. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fee payable to Cardinal Steel Investors and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to the initial transaction.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

None of our directors or officers, nor any of their associated persons have any direct or indirect affiliation or association with a member of the National Association of Securities Dealers, Inc.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 60,000,000 shares of common stock, par value $0.01, and 5,000 shares of preferred stock, par value $0.01. As of the date hereof, 3,750,000 shares of common stock are outstanding and are held by 7 stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any securityholder having to take any action, may begin to trade separately on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Deutsche Bank Securities Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our private stockholders have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased following this offering in the open market by any of our private stockholders. Additionally, our private stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

In accordance with Article Sixth of our amended and restated certificate of incorporation, as amended (which Article Sixth cannot be amended except by the unanimous approval of all of our stockholders), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within the 18-month period and the business combination has not yet been consummated within the 18-month period), then we will be obligated to take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our private stockholders have agreed to waive their respective rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our amended and restated certificate of incorporation, as amended, authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date hereof, 687,500 warrants are outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•       the completion of a business combination; and

•       one year from the effective date of the registration statement.

The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time. We may call the warrants for redemption (including any warrants issued upon exercise of the underwriter’s unit purchase option),

•       in whole and not in part,

•       at a price of $0.01 per warrant at any time after the warrants become exercisable,

•       upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•       if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•       if the warrants and shares of common stock underlying the warrants are covered by a registration statement that is effective under the Securities Act and a current prospectus.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock underlying the warrants unless, at the time a holder seeks to exercise a warrant, we have registered with the SEC the shares of common stock issuable upon exercise of the warrants, a prospectus relating to the common stock is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to net cash settle the exercise of the warrants under any circumstances. If the common stock issuable upon the exercise of the warrants is not registered with the SEC, the prospectus relating to the common stock is not current or if the common stock is not qualified or deemed to be exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. Consequently, the warrants may expire unexercised or unredeemed.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

687,500 warrants were privately sold to Gregg Eisenberg at a price of $0.80 per warrant for an aggregate of $550,000 prior to the consummation of this offering. We will privately sell an additional 3,062,500 warrants to our officers and directors at a price of $0.80 per warrant for an aggregate of $2,450,000. The privately placed warrants will be identical to the warrants offered by this prospectus except that they cannot be sold or transferred until 90 days after the consummation of a business combination. Notwithstanding the foregoing, Mr. Eisenberg and the other officers and directors, which represent all of the holders of the private placement warrants, will only be able to publicly offer and sell their warrants pursuant to a then effective registration statement. Each holder of private placement warrants will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the warrants.

Purchase option

We have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 750,000 units at a per-unit price of $9.60 (120% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise prices of $7.20 (120% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting-Purchase Option.”

The unit purchase option will not be exercisable and we will not be obligated to issue shares of common stock underlying the warrants included in the option unless, at the time Deutsche Bank Securities Inc. seeks to exercise the purchase option, we have registered with the SEC the shares of common stock issuable upon exercise of the warrants, a prospectus relating to the common stock is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the unit purchase option and warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to net cash settle the exercise of the unit purchase option or the warrants included in the option under any circumstances. If the common stock issuable upon the exercise of the warrants is not registered with the SEC, the prospectus relating to the common stock is not current or if the common stock is not qualified or deemed to be exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. Consequently, the warrants included in the unit purchase option may expire unexercised or unredeemed.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, or 21,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,000,000 shares sold in this offering, or 17,250,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 3,750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to                  , 2007. Notwithstanding this restriction, those shares will not be transferable until [     ], 2009 [three years from the effective date of this registration statement] and will only be released prior to that date if we liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities, except that 363,000 of Mr. Eisenberg’s shares will not be transferable until 90 days following the consummation of an initial business combination, at which time such shares will be released from escrow. Further, notwithstanding Rule 144, Mr. Eisenberg and the other officers and directors, which represent all of the holders of the private placement warrants, will only be able to publicly offer and sell their shares pursuant to a then effective registration statement.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•       1% of the number of shares of common stock then outstanding, which will equal 187,500 shares immediately after this offering (or 210,000 if the over-allotment option is exercised in full); and

•       if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act of 1933, as amended, when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. We consider Gregg Eisenberg to be our promoter as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

Registration Rights

The holders of our issued and outstanding shares of common stock immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these shares are entitled to make up to two demands that we use our best efforts to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

The holders of our issued and outstanding warrants, and the shares of common stock underlying such warrants, immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these warrants are entitled to demand that we register these warrants and the shares of stock underlying such warrants. The holders of the majority of these warrants can elect to exercise these registration rights at any time commencing 30 days prior to the date they first become eligible for resale. In addition, these warrant holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date they first become eligible for resale. We will bear the expenses incurred in connection with the filing of any such registration statement.

We are only required to use our best efforts to cause such registration statements relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of such registration statements. The holders of warrants do not have the rights or privileges of holders of our common stock or any voting rights until such holders exercise their respective warrants and receive shares of our common stock.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols BMH.U, BMH and BMH.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•       a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•       an affiliate of an interested stockholder; or

•       an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•       our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•       after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•       on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the United States federal income tax considerations of an investment in our units. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Holders”) partnerships (including any entity or arrangement taxable as a partnership for United States federal tax purposes) or their partners, or to persons that will hold the units as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (i) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year and meets certain other requirements, or (C) is a corporation which operates through a United States branch, and (ii) state, local or non-United States tax considerations. This summary is written on the basis that investors will hold their common stock and warrants that comprise the units as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”), and that an investment in the units will be respected for United States federal income tax purposes as a current ownership interest in common stock and warrants. Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units.

The term “U.S. Holder” means a beneficial holder of our common stock and warrants, that is, for United States federal income tax purposes:

•       an individual who is a citizen or resident of the United States;

•       a corporation or other entity taxable as a corporation under United States federal income tax laws that is created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•       an estate the income of which is subject to United States federal income tax regardless of its source;

•       or a trust that is subject to the primary supervision of a court over its administration and one or more United States persons control all substantial decisions, or a trust that has elected to be treated as a United States person under the Code.

A “Non-U.S. Holder” is a beneficial holder of our common stock and warrants that is not a U.S. Holder.

Taxation of U.S. Holders

Unit Treatment

The purchase of a unit will be treated as the purchase of an “investment unit” for United States federal income tax purposes. In order to determine the issue price of the common stock and the warrants included in a unit, the aggregate purchase price for the unit must be allocated between the common stock and the warrants in proportion to their relative fair market values on the date of issuance. Due to the fact that there is no public market for our securities, the respective fair market value of the common stock and the warrants is subject to some uncertainty. For a description of the factors relevant in determining fair market value, see “Underwriting—Pricing of this Offering”. U.S. Holders are urged to consult their tax advisors regarding the proper allocation of the purchase price of the units between the common stock and the warrants and the specific tax consequences to them of such purchase price allocation.

Distributions

Any cash distributions paid out of our earnings and profits, as determined under United States federal income tax principles, will be subject to tax as dividends and will be includible in the gross income of a U.S. Holder upon receipt. Cash distributions paid by us in excess of our earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its common stock, and thereafter as gain from the sale or exchange of a capital asset. An individual U.S. Holder should generally qualify for a reduced rate of tax (currently, a 15% tax rate) for qualified dividends if the requisite holding periods are satisfied and the holder does not elect to treat the dividends as “investment income” for purposes of the investment interest limitations. Corporate U.S. Holders generally should qualify for the dividends received deduction if the requisite holding period is satisfied.

Sale or Exchange of Common Stock or Warrants

A U.S. Holder generally will recognize capital gain or loss for United States federal income tax purposes upon a sale, exchange, or other disposition of our common stock or warrants in an amount equal to the difference between the amount realized from the sale, exchange, or other disposition and the holder’s adjusted tax basis in the common stock or warrants. Such gain will generally be long-term if, on the date of such sale, exchange, or other disposition, the common stock or warrants were held by the holder for more than one year. The deductibility of capital losses are subject to certain limitations.

Exercise or Lapse of Warrants

Upon the exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the date of exercise and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year. The deductibility of capital losses are subject to certain limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service (“IRS”). Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.

Taxation of Tax-Exempt Holders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, referred to as pension trusts, generally are exempt from United States federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” which generally includes income or gain realized by a tax-exempt entity from an activity that is unrelated to its exempt purposes. Although many investments in real estate may generate unrelated business taxable income, dividend distributions from a taxable C corporation to a tax-exempt entity do not constitute unrelated business taxable income so long as the tax-exempt entity does not otherwise use the common stock in an unrelated trade or business. Consequently, amounts we distribute to tax-exempt holders generally should not constitute unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the unit with debt, a portion of the income it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules.

Taxation of Non-U.S. Holders

Distributions

Any cash distributions paid out of our earnings and profits, as determined under United States federal income tax principles, to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Exchange of Common Stock or Warrants” below), we intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Sale or Exchange of Common Stock or Warrants

A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.

If we become a United States real property holding corporation, a Non-U.S. Holder will be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Holders—Sale or Exchange of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock described above would not apply to any Non-U.S. Holder who, directly and indirectly, at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder’s holding period, holds 5% or less of our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Total	15,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $      per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $      per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The option will not be exercised in an amount that exceeds the net syndicate short position at the time of exercise. Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed and all selling efforts have been completed. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

		Total Fees (1)
	Fee per Unit	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Public offering price	$8.00	$120,000,000	$138,000,000
Underwriting Discount (2)	$0.56	$8,400,000	$9,660,000
Proceeds before expenses (3)	$7.44	$111,600,000	$128,340,000

(1)             The total fees do not include the fair value of the purchase option we have agreed to sell to the underwriter. There are no fees associated with the private placement of the warrants.

(2)             The underwriters have agreed to defer $2,400,000, or $2,760,000 if the underwriters’ over-allotment option is exercised in full of their underwriting discount, equal to 2% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Merrill Lynch & Company, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)             The offering expenses are estimated at $550,000, which will be paid from proceeds of the private placement of warrants.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

Notwithstanding the foregoing, if (a) during the last 17 days of the lock-up period we release earnings results or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the lock-up period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event.

Purchase Option

We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 750,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option may be exercised on a cashless basis. The option and the 750,000 units, the 750,000 shares of common stock and the 750,000 warrants underlying such units, and the 750,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.7 million using an expected life of four years, volatility of 36.0% and a risk-free interest rate of 5.0%. The expected volatility of approximately 36.0% was estimated by management based on an evaluation of the historical volatilities of public entities in the oil and gas services sector. We have no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Sonnenschein Nath & Rosenthal LLP, St. Louis, Missouri. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements of Boomerang Holdings, Inc., as of August 14, 2006, and for the period from March 1, 2006 (inception) through August 14, 2006, appearing in this prospectus and registration statement have been audited by RubinBrown LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Boomerang Holdings, Inc.

We have audited the accompanying balance sheet of Boomerang Holdings, Inc. (a development stage company) as of August 14, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from March 1, 2006 (date of inception) through August 14, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boomerang Holdings, Inc. as of August 14, 2006, and the results of its operations and changes in its stockholders’ equity and cash flows for the period from March 1, 2006 (date of inception) to August 14, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RubinBrown LLP
St. Louis, Missouri
August 17, 2006

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
BALANCE SHEET
As of August 14, 2006

ASSETS
Current assets
Cash	$269,744
Total current assets	269,745
Deferred Offering Cost	294,872
Total Assets	$564,616
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$61,315
Total Current Liabilities	61,315
Commitments (Note 6)
Stockholders’ Equity
Preferred stock, $0.01 par value, 500 shares authorized; none issued or outstanding	—
Common Stock, $0.01 par value, 60,000,000 shares authorized; 3,750,000 shares issued and outstanding	37,500
Additional paid-in capital	5,755,600
Deficit accumulated during the development stage	(5,289,799)
Total Stockholders’ Equity	503,301
Total Liabilities and Stockholders’ Equity	$564,616

See notes to financial statements.

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Period from March 1, 2006 (Inception) to August 14, 2006

Interest income during period	$2,657
Formation and operating costs	(5,292,456)
Net Loss	$(5,289,799)
Weighted average number of common shares outstanding—basic and diluted	3,030,609
Net loss per share—basic and diluted	$(1.75)

See notes to financial statements.

BOOMERANG  HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from March 1, 2006 (Inception) to August 14, 2006

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Stock issued April 6, 2006 for $0.01 per share	3,030,000	$30,300	$—	$—	$30,300
Warrants issued April 6, 2006 for $0.80 per warrant	—	—	232,306	—	232,306
Warrants issued May 17, 2006 for $0.80 per warrant	—	—	317,694	—	317,694
Stock issued August 4, 2006 for $0.01 per share recorded at fair value of $7.24 per share	720,000	7,200	5,205,600		5,212,800
Net loss	—	—	—	(5,289,799)	(5,289,799)
Balance at August 14, 2006	3,750,000	$37,500	$5,755,600	$(5,289,799)	$503,301

See notes to financial statements.

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from March 1, 2006 (Inception) to August 14, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,289,799)
Adjustment to reconcile net loss to net cash used in operating activities:
Charge related to sale of common stock at less than fair value	5,205,600
Changes in assets and liabilities
Accrued expenses	61,315
Net cash used in operating activities	(22,884)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from sale of stock and warrants	587,500
Deferred offering costs	(294,872)
Net cash provided by financing activities	292,628
Net change in cash	269,744
Cash at beginning of period	—
Cash at end of period	$269,744

See notes to financial statements.

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 14, 2006

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

Boomerang Holdings, Inc., (the “Company”), was incorporated in Delaware on March 1, 2006 as a blank check company whose objective is to acquire, through a purchase, asset acquisition, or other business combination (each a “Business Combination”) one or more operating businesses in the oil and gas business.

As of August 14, 2006, the Company had not yet commenced any operations. All activity through August 14, 2006 relates to the Company’s formation and the proposed public offering described below.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, ninety-seven percent (97%) of the proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Amended and Restated Certificate of Incorporation, as amended, provides for mandatory dissolution of the Company and subsequent liquidation of the funds held in the

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
August 14, 2006

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS (Continued)

trust account in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements include the accounts of the Company. The Company has not commenced operations effective August 14, 2006. All activity through August 14, 2006, is related to the Company’s formation and preparation of the Proposed Offering. The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
August 14, 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

reverse. At August 14, 2006, a deferred income tax asset relating to the Company’s net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

Loss Per Common Share

Basic loss per share is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 units (“Units”). In addition, the Company will grant Deutsche Bank Securities Inc. an option (the “Over-Allotment Option”), exercisable not later than 30 days after the sale of the Units, to purchase up to 2,250,000 additional Units to cover over-allotments. Each Unit consists of one share of the Company’s common stock, $0.01 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be callable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The Company has agreed to sell the Units issued in the Proposed Offering to Deutsche Bank Securities Inc. at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to Deutsche Bank Securities Inc. of $8,400,000 if the Over-Allotment Option is not exercised and $9,660,000 if the Over-Allotment Option is exercised. The Company has also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 750,000 Units at a per-Unit offering price of $9.60 (120% of the price of the Units to be sold in the Proposed Offering).

Upon closing of the Proposed Offering, the Company will also sell and issue an option (“UPO”) for $100 to Deutsche Bank Securities Inc. to purchase up to 750,000 Units at an exercise price of $9.60 per Unit. The Units underlying the UPO will be exercisable in whole or in part commencing on the later of the consummation of a Business Combination and one year from the effective date of the registration statement and expiring four-years from the effective date of the registration statement. The Company intends to account for the fair value of the UPO inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
August 14, 2006

NOTE 3—PROPOSED PUBLIC OFFERING (Continued)

in a charge directly to stockholders’ equity with an equivalent increase in additional paid-in capital. The Company estimates that the fair value of the 750,000 Units underlying the UPO will be approximately $1,700,000 ($2.27 per Unit) at the date of sale and issuance, which was determined using a Black-Scholes option-pricing model. The fair value of the UPO has been estimated using the following assumptions: (1) expected volatility of 36.0%, (2) risk-free interest rate of 5.0% and (3) contractual life of 4 years. The expected volatility of approximately 36.0% was estimated by management based on an evaluation of the historical volatilities of public entities in the oil and gas services sector. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and the market price of the Units and underlying securities) to exercise the UPO without the payment of any cash. The Units included in the UPO are identical to the Units to be sold in the Proposed Offering, except that the exercise price of the Units will be $9.60 per Unit.

NOTE 4—DEFERRED OFFERING COSTS

Deferred offering costs consist of legal fees and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

NOTE 5—CAPITAL STOCK AND WARRANTS

Capital Stock

During August 2006, certain of the management and directors of the Company purchased 720,000 shares of the Company’s common stock for an aggregate $7,200. At the date of the sale in August 2006, management determined the fair value of the Company’s common stock to be $7.24 per share. This determination of value was based on management’s evaluation of the value of common stock of similar companies, which had recently completed an initial public offering and whose common stock had begun trading separately from the warrants. As a result, the Company recorded a charge of $5,205,600 to the statement of operations for the difference between the fair market value of the common stock sold of $5,212,800 and the $7,200 price paid by the management and directors in August 2006.

Warrants

On April 6, 2006 and May 17, 2006, Gregg Eisenberg, the Chairman of the Board and Chief Executive Officer, purchased in two transactions a total of 687,500 warrants for an aggregate of $550,000, at a purchase price of $0.80 per warrant. At the dates of the sales, management determined the fair value of the Company’s warrants to be the cash consideration received. This determination of value was based on the private nature of the offering and the restrictions on transfer and sale and illiquidity of the private warrants.

Each Warrant sold prior to and in the Proposed Offering will be exercisable for one share of common stock. Except as set forth below, the Warrants will entitle the holder to purchase shares at $6.00 per share, subject to adjustment in the event of stock dividends and splits,

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
August 14, 2006

NOTE 5—CAPITAL STOCK AND WARRANTS (Continued)

extraordinary dividends, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending four years from the date of the Proposed Offering. The Company will have the ability to redeem the Warrants, in whole and not in part, at a price of $.01 per Warrant at any time after the Warrants become exercisable, upon a minimum of 30 days prior written notice of redemption, if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption and if the warrants and shares of common stock underlying the warrants are covered by a registration statement that is effective under the Securities Act and a current prospectus.

As the proceeds from the exercise of the Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

No Warrants will be exercisable and the Company will not be obligated to issue shares of common stock underlying the Warrants unless, at the time a holder seeks to exercise, the Company has registered with the SEC the shares of common stock issuable upon exercise of the Warrants, a prospectus relating to the common stock is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement (the “Warrant Agreement”) related to the Warrants to be sold and issued in the Proposed Offering, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. Additionally, the Company has no obligation to net cash settle the exercise of the Warrants under any circumstances.  If the common stock issuable upon the exercise of the Warrants is not registered with the SEC, the prospectus relating to the common stock is not current or if the common stock is not qualified or deemed to be exempt from qualification in the jurisdictions in which the holders of the Warrants reside, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless. Consequently, the warrants may expire unexercised or unredeemed.  The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

NOTE 6—COMMITMENTS

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

BOOMERANG HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
August 14, 2006

NOTE 6—COMMITMENTS (Continued)

The Company’s officers and directors have committed to purchase 3,062,500 additional warrants at $0.80 per warrant in a private placement prior to the consummation of the Proposed Offering.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                       , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Boomerang Holdings, Inc.

15,000,000 Units

Deutsche Bank Securities

Prospectus

                       , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.             Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

SEC registration fee	$27,189
NASD registration fee	25,910
AMEX application and listing fees	70,000
Accounting fees and expenses	30,000
Initial Trustees’ fee	1,000	(1)
Printing and engraving expenses	65,000
Directors & Officers liability insurance premiums	75,000	(2)
Legal fees and expenses	250,000
Blue sky services and expenses	20,000
Miscellaneous	60,901	(3)
Total	$625,000

(1)             In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $2,400 for acting as escrow agent.

(2)             This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)             This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.             Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation, as amended, provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)   For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)   The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Paragraph A of Article Ninth of our amended and restated certificate of incorporation, as amended, provides:

“The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law, as may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.”

Pursuant to the Form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15.             Recent Sales of Unregistered Securities

(a)   During the past three years, we sold the following securities without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares	Number of Warrants
Gregg Eisenberg	3,630,000	687,500
W. Neal McAtee	30,000	—
D. Michael Wallen	20,000	—
Jay Brehmer	20,000	—
Charles Struckhoff	20,000	—
Lou Laskis	20,000	—
Michael Cullen	10,000	—

On April 6, 2006 we sold 3,030,000 shares to Mr. Eisenberg in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. These shares were sold for an aggregate offering price of $30,300 at a purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

On April 6, 2006 and May 17, 2006 we sold 687,500 warrants to Mr. Eisenberg pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. These warrants were sold for an aggregate offering price of $550,000 at a purchase price of $0.80 per warrant. No underwriting discounts or commissions were paid with respect to such sales.

On June 15, 2006, certain of our directors and officers and certain related parties executed subscription agreements to participate in a private placement of 720,000 shares. On August 3, 2006, this transaction was rescinded with respect to the non-director, non-officer parties.

On August 4, 2006, we issued to our directors and officers 720,000 shares pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. These shares were sold for an aggregate offering price of $7,200 at a purchase price of $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

Each purchaser in our private offerings was an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act, namely that he is a director or executive officer of the issuer of the securities being offered or sold.

Item 16.             Financial Statement and Exhibits.

(a)   Financial Statements. See page F-1 for an index of the financial statements included in the registration statement.

(b)   Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	*Form of Underwriting Agreement
3.1	**Amended and Restated Certificate of Incorporation
3.2	**By-Laws
3.3	**Certificate of Amendment to Amended and Restated Certificate of Incorporation
4.1	*Form of Warrant Agreement
4.2	**Specimen Warrant Certificate
4.3	**Specimen Unit Certificate
4.4	**Specimen Common Stock Certificate
4.5	*Form of Underwriter’s Unit Purchase Option
5.1	†Opinion of Sonnenschein Nath & Rosenthal LLP
10.1	†Form of Letter Agreement between the Registrant and Gregg Eisenberg
10.2	†Form of Letter Agreement between the Registrant and W. Neal McAtee
10.3	†Form of Letter Agreement between the Registrant and Charles Struckhoff
10.4	†Form of Letter Agreement between the Registrant and D. Michael Wallen
10.5	†Form of Letter Agreement between the Registrant and Jay Brehmer
10.6	†Form of Letter Agreement between the Registrant and Louis Laskis
10.7	†Form of Letter Agreement between the Registrant and Michael Cullen
10.8	†Form of Letter Agreement between Registrant and Cardinal Steel Investors, L.L.C. regarding administrative support.
10.9	†Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.10	**Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders
10.11	**Form of Registration Rights Agreement between the Registrant and the Investors
10.12	**Agreement and General Release between Gregg Eisenberg and Maverick Tube Corporation
10.13	**Form of Subscription Agreement for private placement of common stock between the Registrant and Messrs. Eisenberg, McAtee, Struckhoff, Wallen, Brehmer, Laskis and Cullen
10.14	**Form of Subscription Agreement for private placement of warrants between the Registrant and Messrs. Eisenberg, McAtee, Struckhoff, Wallen, Brehmer, Laskis and Cullen

10.15	*Form of Private Warrant Agreement
23.1	*Consent of RubinBrown LLP
24.1	**Power of Attorney (included on the signature page of this Registration Statement)
99.1	**Registrant’s Code of Ethics
99.2	**Registrant’s Audit Committee Charter
99.3	**Registrant’s Nominating Committee Charter

*     Filed herewith

**             Previously filed

†             To be filed by amendment

Item 17.             Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of

1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 10th day of October, 2006.

BOOMERANG HOLDINGS, INC.
By:	/s/ GREGG EISENBERG
Gregg Eisenberg
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GREGG EISENBERG	Chairman of the Board and Chief
Gregg Eisenberg	Executive Officer, Director (Principal	October 10, 2006
Executive Officer)
/s/ W. NEAL MCATEE	Chief Financial Officer, Director
W. Neal McAtee	(Principal Financial and Accounting	October 10, 2006
Officer)
/s/ JAY BREHMER	Director	October 10, 2006
Jay Brehmer
/s/ LOUIS LASKIS	Director	October 10, 2006
Louis Laskis
/s/ CHARLES STRUCKHOFF	Director	October 10, 2006
Charles Struckhoff
/s/ D. MICHAEL WALLEN	Director	October 10, 2006
D. Michael Wallen

Gregg Eisenberg, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

/s/ GREGG EISENBERG
Date: October 10, 2006	Gregg Eisenberg